Filed Pursuant to Rule 424(b)(2)
Registration No. 333-266555

PROSPECTUS SUPPLEMENT

(To prospectus dated August 5, 2022)

Mizuho Financial Group, Inc.

U.S.$1,000,000,000 5.414% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2028

U.S.$750,000,000 5.669% Senior Callable Fixed-to-Fixed Reset Rate Notes due 2033

Mizuho Financial Group, Inc., a joint stock corporation incorporated with limited liability under the laws of Japan (“Mizuho Financial Group” or the “Issuer”), will issue an aggregate principal amount of $1,000,000,000 of senior callable fixed-to-fixed reset rate notes due September 13, 2028 (the “6-year Notes”) and an aggregate principal amount of $750,000,000 of senior callable fixed-to-fixed reset rate notes due September 13, 2033 (the “11-year Notes” and, together with the 6-year Notes, the “Notes,” or the “Fixed-to-Fixed Reset Rate Notes”).

The 6-year Notes will bear interest (i) from (and including) September 13, 2022 to (but excluding) September 13, 2027 (the “6-year Notes Reset Date”), at the fixed rate of 5.414% per annum, payable semi-annually in arrears on March 13 and September 13 of each year, with the first interest payment to be made on March 13, 2023, and (ii) from (and including) the 6-year Notes Reset Date to (but excluding) the maturity date, at a fixed per annum rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined below) on the 6-year Notes Reset Determination Date (as defined below) as described under “Description of the Notes—Fixed-to-Fixed Reset Rate Notes—Determination of the U.S. Treasury Rate,” plus 2.05%, payable semi-annually in arrears on March 13, 2028 and September 13, 2028. The 6-year Notes will mature on September 13, 2028.

The 11-year Notes will bear interest (i) from (and including) September 13, 2022 to (but excluding) September 13, 2032 (the “11-year Notes Reset Date”), at the fixed rate of 5.669% per annum, payable semi-annually in arrears on March 13 and September 13 of each year, with the first interest payment to be made on March 13, 2023, and (ii) from (and including) the 11-year Notes Reset Date to (but excluding) the maturity date, at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the 11-year Notes Reset Determination Date (as defined below) as described under “Description of the Notes—Fixed-to-Fixed Reset Rate Notes—Determination of the U.S. Treasury Rate,” plus 2.40%, payable semi-annually in arrears on March 13, 2033 and September 13, 2033. The 11-year Notes will mature on September 13, 2033.

Mizuho Financial Group may redeem, at its option, each series of the Notes, in whole, but not in part, on the date that is one year prior to the maturity date of such series of Notes, at the applicable redemption price, subject to certain conditions. See “Description of Notes—Optional Redemption.” In addition, Mizuho Financial Group may at its option redeem the Notes of each series, in whole, but not in part, upon the occurrence of certain changes in Japanese tax law, subject to certain conditions. See “Description of the Notes—Optional Tax Redemption.” Each series of the Notes will not be subject to any sinking fund. The Notes will be represented by one or more global notes deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”). The Notes will be issued only in registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

The net proceeds from the issuance and sale of each series of the Notes will be used to make a loan to Mizuho Bank (as defined below), which intends to utilize such funds for its general corporate purposes. See “Use of Proceeds.”

Each series of the Notes is intended to qualify as external total loss-absorbing capacity (“TLAC”) debt under the Japanese TLAC Standard (as defined below). The Notes will be Mizuho Financial Group’s direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding. See also “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.”

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Luxembourg Stock Exchange’s Euro MTF Market is not a regulated market for the purposes of Directive 2014/65/EU (“MiFID II”) or Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (as amended, “UK MiFIR”). This prospectus supplement with the accompanying prospectus constitutes the listing prospectus for purposes of Part IV of the Luxembourg law on prospectuses for securities dated July 16, 2019. This prospectus supplement and the accompanying prospectus do not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 or such regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”).

Investing in the Notes involves risks. You should carefully consider the risk factors set forth in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), and in the “Risk Factors” section beginning on page S-10 of this prospectus supplement before making any decision to invest in the Notes.

	Per 6-year Note	Per 11-year Note	Total
Public offering price(1)	100.000%	100.000%	$1,750,000,000
Underwriting commission	0.350%	0.450%	$6,875,000
Proceeds, before expenses, to us(1)	99.650%	99.550%	$1,743,125,000

(1)	Plus accrued interest from September 13, 2022, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes offered by this prospectus supplement and the accompanying prospectus are being offered by the underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions. It is expected that the Notes will be delivered in book-entry form only, on or about September 13, 2022, through the facilities of DTC and its participants, including Euroclear and Clearstream.

Joint Lead Managers and Joint Bookrunners

Mizuho	J.P. Morgan

Joint Lead Managers

BofA Securities	Citigroup

Senior Co-Managers

Danske Markets	ING	Natixis

Co-Managers

Daiwa Capital Markets

Academy Securities	BNY Mellon Capital Markets, LLC	CastleOak Securities, L.P.

Citizens Capital Markets	Goldman Sachs & Co. LLC	ICBC (Asia)

KKR	Loop Capital Markets	Mischler Financial Group, Inc.

R. Seelaus & Co., LLC	Ramirez & Co., Inc.	TD Securities

The date of this prospectus supplement is September 7, 2022.

Prospectus Supplement

Prospectus

S-i

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended, (the “Financial Instruments and Exchange Act”) and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957), as amended (the “Special Taxation Measures Act”). The Notes may not be offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used in this sentence means any person resident of Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan. See “Underwriting (Conflicts of Interest).” The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with Mizuho Financial Group as described in Article 6, Paragraph 4 of the Special Taxation Measures Act (a “specially-related person of Mizuho Financial Group”) or (ii) a Japanese designated financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act, except as specifically permitted under the Special Taxation Measures Act. BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

Interest payments on the Notes will generally be subject to Japanese withholding tax unless it is established that such Notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group, (ii) a Japanese designated financial institution described in Article 6, Paragraph 11 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph 6 of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the Notes to an individual resident of Japan, to a Japanese corporation not described in the preceding paragraph, or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group will be subject to deduction in respect of Japanese income tax at a current rate of 15.315% (15% on or after January 1, 2038) of the amount of such interest.

The European Economic Area

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, or MiFID II as amended; or (ii) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, or the PRIIPs Regulation as amended, for offering or selling the Notes or otherwise making them available to any retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

S-ii

United Kingdom

PROHIBITION OF SALES TO UK RETAIL INVESTORS—The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

There are restrictions on the offer and sale of the Notes in the UK. All applicable provisions of the FSMA with respect to anything done by any person in relation to the Notes in, from, or otherwise involving, the UK must be complied with. See “Underwriting (Conflicts of Interest)—Notice to Prospective Investors in the UK.”

This prospectus supplement is being distributed only to and is directed only at persons located outside the UK or in the UK to (i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Singapore

SINGAPORE SFA PRODUCT CLASSIFICATION: Solely in connection with its obligations under Section 309B of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) of the classification of the Notes as prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Notes and also adds to, updates and changes information contained in the prospectus filed with the SEC dated August 5, 2022, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior and subordinated debt securities and gives more general information, some of which may not apply to the Notes. If the description of the Notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

We have identified some of the risks inherent in forward-looking statements in “Item 3.D. Key Information—Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

S-iv

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

In this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, “MHFG,” “Mizuho Group,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein. We use the word “you” to refer to prospective investors in the Notes and the word “Noteholder” or “Noteholders” to refer to the holders of the Notes.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus supplement, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein or in the accompanying prospectus is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. See “Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus supplement and the accompanying prospectus, references to “U.S. dollars,” “dollars,” “U.S. $” and “$” refer to the lawful currency of the United States, those to “EUR” and “€” refer to the currency of the European Economic and Monetary Union and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus supplement and the accompanying prospectus, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, except for figures based on managerial accounting, which are rounded, and, in each case, unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

The Mizuho Group

Mizuho Financial Group is a Japanese bank holding company that is the ultimate parent company of the Mizuho Group, one of the largest financial institution groups in the world. We provide a broad range of financial services in domestic and overseas markets. The principal activities and subsidiaries are the following:

•

Mizuho Bank, Ltd. (“Mizuho Bank”) provides a wide range of financial products and services mainly in relation to deposits, lending and exchange settlement to individuals, small and medium enterprises (“SMEs”), large corporations, financial institutions, public sector entities and foreign corporations, including foreign subsidiaries of Japanese corporations;

•

Mizuho Trust & Banking Co., Ltd. (“Mizuho Trust & Banking”) provides products and services related to trust, real estate, securitization and structured finance, pension and asset management and stock transfer agency; and

•	Mizuho Securities Co., Ltd. (“Mizuho Securities”) provides full-line securities services to individuals, corporations, financial institutions and public sector entities.

We also provide products and services such as those related to trust and custody, asset management, private banking, research services, information technology-related services and advisory services for financial institutions through various subsidiaries and affiliates.

See “Item 4.B. Information on the Company—Business Overview” in our annual report for the fiscal year ended March 31, 2022 on Form 20-F, which is incorporated herein by reference.

As of March 31, 2022, we had total assets of ¥231.6 trillion, total deposits of ¥157.2 trillion and total MHFG shareholders’ equity of ¥8.9 trillion. For the fiscal year ended March 31, 2022, we recorded net loss attributable to MHFG shareholders of ¥104.7 billion.

Our corporate headquarters are located at 1-5-5 Otemachi, Chiyoda-ku, Tokyo, Japan. Our main telephone number is +81-3-5224-1111, and our corporate website is https://www.mizuhogroup.com. The information on the website is not incorporated by reference into this prospectus supplement.

Recent Developments and Outlook

The Effects of the COVID-19 Pandemic and International Conflicts

The global spread of COVID-19 has led to irreversible structural changes to the economy and society, and we expect that changes to our clients’ lifestyles and corporate activities will continue to be significant and rapid post-COVID-19. While we have been ensuring stable business operations and financial functions against the backdrop of COVID-19 in order to fulfil our social responsibility as a financial institution, we have heightened our awareness in relation to the potential post-COVID-19 economic and social changes as well as the growing emphasis on sustainability. In addition, against the backdrop of the growing international conflicts and geopolitical disruptions such as the situation in Ukraine, the international situation could lead to a decline in corporate earnings and a rise in uncertainty in financial markets, which could result in an increase in our credit-related costs, a decrease in the value of our assets and a negative impact on our liquidity. For more information related to the impact that the COVID-19 pandemic or international conflicts have had on our business, refer to “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

This challenging market environment adversely affected our financial results for the fiscal year ended March 31, 2022, and contributed to our credit-related costs of ¥235.1 billion (including approximately ¥27.6 billion of reserves recorded from a forward-looking perspective), an increase of ¥30.2 billion from the previous fiscal year (based on Japanese GAAP). This increase in credit-related costs can also be attributed to reserves recorded from a forward-looking perspective in view of Russian-related factors, in addition to reserves for certain clients. See “Supplemental Financial and Other Information (Japanese GAAP)—Other Related Information for Mizuho Group—Russian-related Exposure.” For the three months ended June 30, 2022, our credit-related costs were ¥64.8 billion as compared to a reversal of ¥2.6 billion for the same period in the previous fiscal year (based on Japanese GAAP) due mainly to increases in expenses related to portfolio problems (including reversal of (provision for) general reserve for losses on loans and decreases in gains on reversal of reserves for possible losses on loans, and others, which is attributed to reserves for a certain client. For more information, refer to our current report on Form 6-K, dated July 29, 2022, containing our financial condition and results of operations, presented under Japanese GAAP, as of and for the three months ended June 30, 2022, which is incorporated by reference herein.

Our Common Equity Tier 1 capital ratio as of March 31, 2022 improved to 9.3% (on a fully-effective basis under the Basel III finalization framework, excluding net unrealized gains/losses on other securities, as described in more detail in notes 12 and 13 to “Supplemental Financial and Other Information (Japanese GAAP)—Selected Consolidated Financial Data for Mizuho Group”), and remained at 9.3% as of June 30, 2022. In the event that the continuing effects of the COVID-19 pandemic are more significant than our management’s current expectations, there may be downward pressure on our capital adequacy ratios. However, even under such circumstances where we may experience a deterioration in net income, we expect that our Common Equity Tier 1 capital ratio would likely remain within the target level range.

As for the fiscal year ending March 31, 2023 and beyond, our business may continue to be adversely affected by developments related to the COVID-19 pandemic, including the spread of COVID-19 variants, as well as growing inflationary pressures, particularly in the United States, the global surge in commodity, resource and energy prices due to the situation in Ukraine, and other factors that may impact the credit quality of borrowers and the valuation of our investments and other assets.

The outlook for the fiscal year ending March 31, 2023 set forth above is based on earnings estimates that we prepared under Japanese GAAP, which is the basis of accounting that we use for financial reporting purposes in Japan and Japanese bank regulatory purposes. We do not prepare estimates of our results of operations based on

U.S. GAAP, and it is uncertain whether our outlook for the fiscal year ending March 31, 2023 would be substantially different if it had been based on U.S. GAAP. Historically, there have been certain significant differences in our reported results of operations under U.S. GAAP and Japanese GAAP. For example, in the fiscal year ended March 31, 2022, there was a significant difference in the accounting treatment of securities we held, including foreign currency denominated debt securities, which partially resulted from a difference in the way that U.S. GAAP and Japanese GAAP reflect decline of fair value of securities to our financial statements. As a result, we recorded net loss attributable to MHFG shareholders of ¥104.7 billion under U.S. GAAP while we recorded profit attributable to owners of parent of ¥530.4 billion under Japanese GAAP for the fiscal year ended March 31, 2022. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Our current expectations set forth above are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are based on management’s current views with respect to future events and are subject to risks, uncertainties and assumptions. The forward-looking statements are based on specific estimates, judgments and assumptions, including prospective assumptions about the operating environment, macroeconomic conditions and the financial and operating conditions of our customers and counterparties. Due to the significant risks and uncertainties associated with these estimates, judgments and assumptions, there can be no assurance that our financial condition, results of operations and capital adequacy ratios will be in line with our estimates or current expectations. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

See “Cautionary Statement Regarding Forward-Looking Statements” and “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the SEC for a further discussion of risks and uncertainties, including risks specifically related to the situation in Ukraine and the effects of the COVID-19 pandemic on our business, financial condition and results of operations, and other factors that could cause actual results to differ materially because of those risks and uncertainties.

Information Systems Incidents

We and our subsidiary, Mizuho Bank, received business improvement orders dated September 22, 2021 and November 26, 2021 from the Financial Services Agency (FSA) pursuant to the provisions of Article 52-33, Paragraph 1 and Article 26, Paragraph 1 of the Banking Act of Japan. In response to this, we and Mizuho Bank submitted a business improvement plan to the FSA on January 17, 2022. We have been implementing measures to prevent further incidents based on the business improvement plan and building up crisis response capability in a multidimensional manner.

Mizuho Bank received a corrective order dated November 26, 2021 from the Ministry of Finance (MOF) pursuant to the provision of Article 17-2, Paragraph 1 of the Foreign Exchange and Foreign Trade Act of Japan in connection with its failure to adequately perform the confirmation obligations mentioned in Article 17 of the said act. In response to this, Mizuho Bank submitted a report including proposed improvements and prevention measures and adjustments of the audit regime. Mizuho Bank has been implementing measures to prevent further incidents, reassessing causes for such issues and reforming the internal control structure to better comply with the Foreign Exchange and Foreign Trade Act.

By the end of March 2022, we have made progress in addressing the main issues in connection to the direct causes of the system failures. We have constructed prototype systems based on precedents (e.g. various test and assessment systems) and put such systems into practice (e.g. through on-site monitoring, personnel and resource allocation). We plan to expand such systems to other fields while we continue to optimize their functionalities. In addition, with respect to our corporate culture and personnel-related measures on an organization-wide basis which are considered an indirect factor in the system failures, we recognize the need to get the initiatives for the improvement thereof off the ground and to continue to work persistently until we achieve results.

See “Item 3.D. Key Information—Risk Factors—Problems relating to our information technology (IT) systems could significantly disrupt our business operations,” and “Item 4.B. Information on the Company—Business Overview—General—Investigations into Incidents of System Failure” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement.

THE OFFERING

Issuer	Mizuho Financial Group, Inc.

Notes Offered	$1,000,000,000 aggregate principal amount of 5.414% senior callable fixed-to-fixed reset rate notes due September 13, 2028.

$750,000,000 aggregate principal amount of 5.669% senior callable fixed-to-fixed reset rate notes due September 13, 2033.

The Notes will be issued in fully registered form, without coupons, in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

Offering Prices	100.000% for the 6-year Notes, and

100.000% for the 11-year Notes,

plus, in each case, accrued interest from September 13, 2022, if settlement occurs after that date.

Ranking of the Notes	Each series of the Notes will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding. See also “Risk Factors—Risks Relating to the Notes—The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.”

Interest on the 6-year Notes	From (and including) September 13, 2022 to (but excluding) the 6-year Notes Reset Date, the 6-year Notes will bear interest at the fixed rate of 5.414% per annum, payable semi-annually in arrears on March and September of each year, with the first interest payment to be made on March 13, 2023.

From (and including) the 6-year Notes Reset Date to (but excluding) September 13, 2028, the 6-year Notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the 6-year Notes Reset Determination Date as described under “Description of the Notes—Fixed-to-Fixed Reset Rate Notes—Determination of the U.S. Treasury Rate,” plus 2.05%, payable semi-annually in arrears on March 13, 2028 and September 13, 2028.

Interest on the 6-year Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

See “Description of the Notes—General” and “Description of the Notes—Fixed-to-Fixed Reset Rate Notes.” See also “Risk Factors—Risks Relating to the Fixed-to Fixed Reset Rate Notes.”

Interest on the 11-year Notes	From (and including) September 13, 2022 to (but excluding) the 11-year Notes Reset Date, the 11-year Notes will bear interest at the fixed rate of 5.669% per annum, payable semi-annually in arrears on March 13 and September 13 of each year, with the first interest payment to be made on March 13, 2023.

From (and including) the 11-year Notes Reset Date to (but excluding) September 13, 2033, the 11-year Notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the 11-year Notes Reset Determination Date as described under “Description of the Notes—Fixed-to-Fixed Reset Rate Notes—Determination of the U.S. Treasury Rate,” plus 2.40%, payable semi-annually in arrears on March 13, 2033 and September 13, 2033.

Interest on the 11-year Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

See “Description of the Notes—General” and “Description of the Notes—Fixed-to-Fixed Reset Rate Notes.” See also “Risk Factors—Risks Relating to the Fixed-to Fixed Reset Rate Notes.”

Additional Amounts	All payments of principal and interest in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by or within Japan, unless such withholding or deduction is required by law. Interest payments on the Notes will generally be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation.” If the payments are subject to Japanese withholding tax, Mizuho Financial Group will pay such additional amounts (subject to certain exceptions) in respect of Japanese taxes as will result in the payment of amounts otherwise receivable absent any deduction or withholding on account of such Japanese taxes. See “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

References to principal or interest in respect of the Notes shall be deemed to include any additional amounts which may be payable as set forth in the senior indenture dated September 13, 2016 between Mizuho Financial Group and The Bank of New York Mellon, as trustee (as amended and supplemented from time to time, the “Indenture”).

Optional Redemption	Mizuho Financial Group may redeem each series of the Note, at its option, in whole, but not in part, on the date that is one year prior to the maturity date of such series of Notes, upon at least 15 days and not more than 60 days prior notice, subject to the prior confirmation of FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), at a redemption price equal to the sum of 100% of the principal amount of the relevant series of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption.”

Optional Tax Redemption	Each series of the Notes may be redeemed at any time, at the option of Mizuho Financial Group, in whole, but not in part, upon not less than 30 nor more than 60 days’ prior notice, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws and regulations), at a redemption price equal to 100% of the principal amount of the relevant series of the Notes then outstanding plus accrued and unpaid interest to, but excluding, the redemption date and additional amounts, if any, if Mizuho Financial Group is, or on the next interest payment date would be, obligated to pay additional amounts as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus as a result of any change in, or amendment to, the laws, regulations or rulings of Japan (or of any political subdivision or taxing authority thereof or therein) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings, which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and the obligation cannot be avoided by Mizuho Financial Group taking reasonable measures available to it.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which Mizuho Financial Group would be obligated to pay the additional amounts if a payment in respect of the Notes were then due.

See “Description of the Notes—Optional Tax Redemption.”

Use of Proceeds	We intend to use the net proceeds from the issuance and sale of each series of the Notes to make a loan that is intended to qualify as Internal TLAC (as defined below) under the Japanese TLAC Standard to Mizuho Bank. Mizuho Bank intends to utilize such funds for its general corporate purposes.

See “Use of Proceeds.”

Limitation on Actions for Attachment

Each Noteholder acknowledges, accepts, consents and agrees, for a period of 30 days from and including the date upon which the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as

amended) (the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto). See “Description of the Debt Securities—Limitation on Actions for Attachment” in the accompanying prospectus.

Permitted Transfer of Assets or Liabilities	Each Noteholder acknowledges, accepts, consents and agrees to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan (the “Deposit Insurance Corporation”) to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance restricted under the terms of the Notes as set forth in “Description of the Debt Securities—Covenants” in the accompanying prospectus. See “Description of the Debt Securities—Permitted Transfer of Assets or Liabilities” in the accompanying prospectus.

Limited Right of Set-off	Subject to applicable law, each Noteholder agrees that, by acceptance of any interest in the Notes, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to us, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the Notes or the Indenture. See “Description of the Debt Securities—Limited Rights to Set Off by Holders” in the accompanying prospectus.

Settlement

The Notes of each series will initially be issued to investors only in book-entry form. Fully registered global notes (the “Global Notes”), without coupons, representing the total aggregate principal amount of the Notes will be issued and registered in the name of a nominee for DTC, securities depositary for the Notes. Unless and until the Notes in definitive certificated form (“Definitive Notes”) are issued, the only Noteholder will be the nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus supplement, a beneficial owner of any interest in a Global Note will not be entitled to receive physical delivery of Definitive Notes.

Accordingly, each beneficial owner of any interest in a Global Note must rely on the procedures of DTC to exercise any rights under the Notes.

Security Codes		Common Code:	ISIN:	CUSIP No.:
	6-year Notes	249930652	US60687YCL11	60687YCL1
	11-year Notes	249930679	US60687YCM93	60687YCM9

Governing Law	The Indenture is, and the Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Listing and Trading	We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Trustee, Paying Agent, Transfer Agent, Registrar and Calculation Agent	The Bank of New York Mellon

Delivery of the Notes	Delivery of the Notes is expected on or about September 13, 2022.

Conflicts of Interest	Mizuho Securities USA LLC is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) (“Rule 5121”). Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest)” beginning on page S-44 of this prospectus supplement.

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the risks relating to the Notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the Notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the Notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the Notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in the Notes and the suitability of investing in the Notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3.D. Key Information—Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2022, which is incorporated herein by reference.

Risks Relating to Our Business

For information on risks relating to our business, see “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement, and similar information in any other documents incorporated by reference herein.

Risks Relating to the Notes

The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.

Your claim as a Noteholder is structurally subordinated to the liabilities of our banking and other subsidiaries, including our subsidiaries’ liabilities for deposits, borrowed money, derivative transactions and trade payables. As a Noteholder, you will only be entitled to assert a claim as a creditor of Mizuho Financial Group that is to be paid out of Mizuho Financial Group’s assets. If any of our subsidiaries becomes subject to insolvency or liquidation proceedings, you will have no right to proceed against such subsidiary’s assets.

Mizuho Financial Group is a holding company that currently has no significant assets other than its investments in, or loans to, its subsidiaries, including Mizuho Bank and Mizuho Trust & Banking. Mizuho Financial Group’s ability to service its debt obligations, including its obligations under the Notes, thus depends on the dividends, loan payments and other funds Mizuho Financial Group receives from its subsidiaries. Mizuho Financial Group may not be able to receive such funds from a subsidiary due to adverse changes in its financial performance or material deterioration in its financial condition, restrictions imposed as a result of such adverse change or deterioration by relevant laws and regulations, including banking and other regulations (such as loss absorption requirements) and limitations under general corporate law, or any contractual obligations applicable to such subsidiary. Furthermore, if a subsidiary becomes subject to insolvency or liquidation proceedings, Mizuho Financial Group’s right to participate in such subsidiary’s assets will be subject to the prior claims of the creditors and any preference shareholders of the subsidiary, except where Mizuho Financial Group is a creditor or preference shareholder with claims that are recognized to be ranked either ahead of or pari passu with such claims. As a result, you may not recover your investment in the Notes in full or at all even though the investors in or creditors of our subsidiaries may recover their investments in full.

Mizuho Financial Group’s loans to, or investments in capital instruments issued by, its subsidiaries made or to be made with the net proceeds from the sale of its instruments may contain contractual mechanisms that, upon the occurrence of a trigger event relating to prudential or financial condition or other events applicable to Mizuho

Financial Group or its subsidiaries under regulatory requirements, including the Internal TLAC (as defined below) requirements in Japan, will result in a write-down, write-off or conversion into equity of such loans or investments, or other changes in the legal or regulatory form or the ranking of the claims Mizuho Financial Group has against the subsidiaries. For example, to ensure that each of its material subsidiaries in Japan deemed systemically important by the FSA maintains the required minimum level of Internal TLAC under the Internal TLAC requirements in Japan, Mizuho Financial Group may extend to such subsidiaries, using the net proceeds from the sale of the senior debt securities and other debt instruments, subordinated loans that qualify as Internal TLAC instruments pursuant to the Internal TLAC requirements in Japan, including those containing contractual loss absorption provisions (“Contractual Loss Absorption Provisions”) that will discharge or extinguish the loans or convert them into ordinary shares of the subsidiaries if the FSA determines that the relevant subsidiaries are non-viable due to material deterioration in their financial condition after recognizing that they are or are likely to be unable to fully perform their obligations with their assets, or that they have suspended, or are likely to suspend, repayment of their obligations. Any such write-down, write-off or conversion into equity, or changes in the legal or regulatory form or the ranking, or the triggering of Contractual Loss Absorption Provisions, could adversely affect Mizuho Financial Group’s ability to obtain repayment of such loans and investments and to meet its obligations under the Notes as well as the value of the Notes.

The Notes may become subject to loss absorption if Mizuho Financial Group becomes subject to orderly resolution measures under the Deposit Insurance Act of Japan and Japanese insolvency laws. As a result, the value of the Notes could be materially adversely affected, and you may lose all or a portion of your investments.

In November 2015, the Financial Stability Board issued the final TLAC standard for global systemically important banks (“G-SIBs”), including us. The Financial Stability Board’s TLAC standard is designed to ensure that, if a G-SIB fails, it has sufficient loss-absorbing and recapitalization capacity available in resolution to implement an orderly resolution that minimizes the impact on financial stability, thereby ensuring the continuity of critical functions and avoiding exposing public funds to loss. The Financial Stability Board’s TLAC standard defines a minimum requirement for the instruments and liabilities that should be readily available to absorb losses in resolution. For more information regarding the Financial Stability Board’s TLAC standards, see “Item 4.B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Total Loss Absorbing Capacity” in our annual report on Form 20-F for the fiscal year ended March 31, 2022, which is incorporated herein by reference. The FSA published its policy describing its approach for the introduction of this standard in Japan in April 2016, and a revised version of this document was published in April 2018 (the “FSA’s Approach”). In March 2019, the FSA published regulatory notices and related materials to implement the TLAC requirements in Japan. The TLAC standard set forth in these FSA documents (the “Japanese TLAC Standard”), which became applicable to (i) G-SIBs in Japan from March 31, 2019, and (ii) a financial group designated as a domestic systemically important bank in Japan by the FSA which is deemed to be in particular need of a cross-border resolution arrangement and to be of particular systemic significance to the Japanese financial system in the event of its failure (such domestic systemically important bank, together with G-SIBs in Japan, the “Covered SIBs”) from March 31, 2021, and the FSB’s TLAC standard requires Domestic Resolution Entities (as defined below) designated for Covered SIBs to meet certain minimum external TLAC requirements and to cause any of their material subsidiaries in Japan deemed systemically important by the FSA or their foreign subsidiaries subject to TLAC or similar requirements in the relevant jurisdictions to maintain a certain minimum level of capital and debt having internal loss-absorbing and recapitalization capacity (“Internal TLAC”). The FSA designated as resolution entities in Japan (the “Domestic Resolution Entities”) the ultimate holding company in Japan of each Covered SIB. Under the Japanese TLAC Standard, the FSA designated us as the Domestic Resolution Entity for the Mizuho Group, which is subject to the external TLAC requirements in Japan, and also designated Mizuho Bank, Mizuho Trust & Banking and Mizuho Securities as our material subsidiaries in Japan, which are subject to the Internal TLAC requirements in Japan. Under the Japanese TLAC Standard, unsecured senior debt issued by the Domestic Resolution Entity for a Japanese G-SIB is not required to include any contractual write-down, write-off or conversion provisions in order to qualify as external TLAC debt. In addition, unsecured senior debt issued by the Domestic Resolution Entity for a Japanese G-SIB is not required to include any subordination provisions in order to qualify as external TLAC debt, so long as its creditors are recognized as structurally subordinated to the creditors of its subsidiaries and affiliates by the FSA on the grounds that the amount of excluded liabilities as defined in the Japanese TLAC Standard of such Domestic Resolution Entity ranking pari passu or junior to its unsecured senior liabilities does not exceed 5% of its external TLAC in principle, while the Internal TLAC incurred by material subsidiaries of a Japanese G-SIB is required to include the Contractual Loss Absorption Provisions and to be subordinated to such entity’s excluded liabilities. The Notes are intended to qualify as external TLAC debt under the Japanese TLAC Standard, due in part to their structural subordination.

The Notes are expected to become subject to loss absorption if Mizuho Financial Group becomes subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. The resolution framework for financial institutions under current Japanese laws and regulations includes (i) measures applied to financial institutions that are solvent on a balance sheet basis and (ii) orderly resolution measures applied to financial institutions that have failed or are deemed likely to fail. The framework applies to banks and certain other financial institutions as well as financial holding companies, such as Mizuho Financial Group. In the Japanese TLAC Standard and the FSA’s Approach, the FSA expressed its view that Single Point of Entry (“SPE”) resolution, in which a single national resolution authority applies its resolution tools to the ultimate holding company in Japan of a group, would be the preferred strategy for resolution of Covered SIBs. However, it is uncertain which resolution strategy or specific measures will be taken in a given case, including whether or not the SPE resolution strategy is to be chosen and implemented in a given case, and orderly resolution measures may be applied without implementing any of the measures described in (i) above. Under a possible model of SPE resolution described in the Japanese TLAC Standard, if the FSA determines that a material subsidiary in Japan of a financial institution that is a Japanese G-SIB is non-viable due to a material deterioration in its financial condition after recognizing that it is, or is likely to be, unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, and issues an order concerning restoration of financial soundness, including recapitalization and restoration of liquidity of such material subsidiary, to the Domestic Resolution Entity for the financial institution under Article 52-33, Paragraph 1 of the Banking Act of Japan (Act No. 59 of 1981, as amended), the material subsidiary’s Internal TLAC instruments will be written off or, if applicable, converted into equity in accordance with the applicable Contractual Loss Absorption Provisions of such Internal TLAC instruments. Following the write-off or conversion of Internal TLAC instruments, if the Prime Minister recognizes that the financial institution is or is likely to be unable to fully perform its obligations with its assets, or that it has suspended, or is likely to suspend, repayment of its obligations, as a result of the financial institution’s loans to, or other investment in, its material subsidiaries that are designated by FSA as being systemically important or that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, becoming subject to loss absorption or otherwise, and further recognizes that the failure of such financial institution is likely to cause a significant disruption to the Japanese financial market or system, the Prime Minister may, following deliberation by the Financial Crisis Management Meeting, confirm that measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act, generally referred to as specified item 2 measures (tokutei dai nigo sochi), need to be applied to the financial institution for its orderly resolution. Any such confirmation by the Prime Minister would also trigger the point of non-viability clauses of Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written off, or if applicable, converted into equity.

Under current Japanese laws and regulations, upon the application of specified item 2 measures (tokutei dai nigo sochi), a financial institution will be placed under special supervision (tokubetsu kanshi) by, or if the Prime Minister so orders, under special control (tokutei kanri) of, the Deposit Insurance Corporation. In an orderly resolution, if the financial institution is placed under special control (tokutei kanri), pursuant to Article 126-5 of the Deposit Insurance Act, the Deposit Insurance Corporation would control the operation and management of the financial institution’s business, assets and liabilities, including the potential transfer to a bridge financial institution established by the Deposit Insurance Corporation as its subsidiary, or such other financial institution as the Deposit Insurance Corporation may determine, of the financial institution’s systemically important assets and liabilities, which in the case of Mizuho Financial Group would be expected to include the shares of Mizuho

Bank, Mizuho Trust & Banking, Mizuho Securities and other material subsidiaries based on the Japanese TLAC Standard. Under the Japanese TLAC Standard, to facilitate that transfer, the Prime Minister may prohibit by its designation creditors of the financial institution from attaching any of our assets and claims which are to be transferred to a bridge financial institution or another financial institution pursuant to Article 126-16 of the Deposit Insurance Act. See also “Item 4. B. Information on the Company—Business Overview—Supervision and Regulation—Japan—Governmental Measures to Treat Troubled Institutions” in our annual report on Form 20-F for the fiscal year ended March 31, 2022, which is incorporated herein by reference. In addition, with respect to the Notes, given they are governed by the laws of the State of New York, the terms of the Notes will, in order to satisfy the requirements under the Japanese TLAC Standard, expressly limit the ability of the Noteholders to initiate any action to attach any of our assets, the attachment of which is so prohibited by the Prime Minister under Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) for a period of 30 days from and including the date upon which the Prime Minister confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group. See “Description of the Debt Securities—Limitation on Actions for Attachment” in the accompanying prospectus. The value of assets subject to a prohibition of attachment may decline while such prohibition is in effect, and following such period, Noteholders will be unable to attach any assets that have been transferred to a bridge financial institution or such other financial institution as part of our orderly resolution. The Deposit Insurance Corporation would also control the repayment of liabilities of the financial institution, and, ultimately, facilitate the orderly resolution of the financial institution through court-administrated insolvency proceedings. The Deposit Insurance Corporation has broad discretion in its application of these measures in accordance with the Deposit Insurance Act, Japanese insolvency laws and other relevant laws.

Under current Japanese laws and regulations, if Mizuho Financial Group becomes subject to specified item 2 measures (tokutei dai nigo sochi), the application of specified item 2 measures (tokutei dai nigo sochi) or other measures by, or any decision of, the Prime Minister, the Deposit Insurance Corporation or a Japanese court may result in your rights as a Noteholder or the value of your investment in the Notes being adversely affected. Under the Japanese TLAC Standard, it is currently expected that the Notes will not be transferred to a bridge financial institution or other transferee in the orderly resolution process but will remain as Mizuho Financial Group’s liabilities subject to court-administered insolvency proceedings. On the other hand, in an orderly resolution process, the shares of Mizuho Financial Group’s material subsidiaries may be transferred to a bridge financial institution or other transferee, pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act, with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act, which permission may be granted by court in accordance with the Deposit Insurance Act if (i) the financial institution is under special supervision (tokubetsu kanshi) by, or under special control (tokutei kanri) of, the Deposit Insurance Corporation pursuant to the Deposit Insurance Act, and (ii) the financial institution is, or is likely to be, unable to fully perform its obligations with its assets, or the financial institution has suspended, or is likely to suspend, repayment of its obligations, and Mizuho Financial Group would only be entitled to receive consideration representing the fair values of such shares, which could be significantly less than the book values of such shares. With respect to such transfer, given the Notes are governed by the laws of the State of New York, in order to satisfy the requirements under the Japanese TLAC Standard, Noteholders expressly acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with the permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto). See “Description of the Debt Securities—Permitted Transfer of Assets or Liabilities” in the accompanying prospectus. Following such transfer, the recoverable value of Mizuho Financial Group’s residual assets in court-administered insolvency proceedings may not be sufficient to fully satisfy any payment obligations that Mizuho Financial Group may have under its liabilities, including the Notes. Moreover, the Notes will not be insured or guaranteed by the Deposit Insurance Corporation or any other government agency or insurer. Accordingly, the Noteholders may lose all or a portion of their investments in the Notes in court-administered insolvency proceedings.

The circumstances surrounding or triggering orderly resolution are unpredictable, and the Japanese TLAC Standard is subject to change.

The application of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond Mizuho Financial Group’s control. The commencement of the orderly resolution process under the Deposit Insurance Act depends on, among other things, a determination by the Prime Minister, following deliberation by the Financial Crisis Management Meeting, regarding Mizuho Financial Group’s viability, or the viability of one or more of Mizuho Financial Group’s subsidiaries, and the risk that their failures may cause a significant disruption to the financial market or systems in Japan. Under the Japanese TLAC Standard, it is possible that specified item 2 measures (tokutei dai nigo sochi) may be applied to us as a result of, among other things, absorption of losses by us on our loans to or investments in, or any other Internal TLAC of, any of our material subsidiaries or material sub-groups in Japan that are designated as systemically important by the FSA or any of our foreign subsidiaries that are subject to TLAC requirements or similar requirements imposed by a relevant foreign authority, prior to the failure of such subsidiary, pursuant to the terms of such loans, investments or other Internal TLAC or in accordance with applicable Japanese or foreign laws or regulations then in effect. However, under the Japanese TLAC Standard, the actual measures to be taken will be determined by the relevant authorities on a case-by-case basis, and, as a result, it may be difficult to predict when, if at all, Mizuho Financial Group may become subject to an orderly resolution process. Accordingly, the market value of the Notes may not necessarily be evaluated in a manner similar to other types of notes issued by non-financial institutions or by financial institutions subject to different regulatory regimes. For example, any indication that Mizuho Financial Group is approaching circumstances that could result in Mizuho Financial Group becoming subject to an orderly resolution process could also have an adverse effect on the market price and liquidity of the Notes.

In addition, there has been no application of the orderly resolution measures under the Deposit Insurance Act described in this prospectus supplement to date. Such measures are untested and will be subject to interpretation and application by the relevant authorities in Japan. It is uncertain how and under what standards the relevant authorities would determine that Mizuho Financial Group is, or is deemed likely to be unable to fully perform its obligations with its assets, or that Mizuho Financial Group has suspended, or is deemed likely to suspend, repayment of its obligations in determining whether to commence an orderly resolution process, and it is possible that particular circumstances that seem similar may lead to different results. In addition, the sequence and specific actions that will be taken in connection with orderly resolution measures and their impact on the Notes are uncertain. It is also uncertain whether a sufficient amount of assets will ultimately be available to the Noteholders. Mizuho Financial Group’s creditors, including the Noteholders, may encounter difficulty in challenging the application of orderly resolution measures to Mizuho Financial Group.

Although Mizuho Financial Group expects the Notes to qualify as external TLAC due in part to their structural subordination, there is no assurance that the Notes will qualify as such, which could affect our ability to meet the minimum TLAC requirements and subject us to potential adverse regulatory action. The Japanese TLAC Standard requires each Japanese G-SIB to hold external TLAC eligible instruments in an amount not less than 18% of its risk-weighted assets and 6.75% of the applicable Basel III leverage ratio denominator from March 31, 2022. Under the Japanese TLAC Standard, Japanese G-SIB’s access to Japan’s deposit insurance fund reserves qualifies as TLAC in the amount equivalent to 3.5% of consolidated risk-weighted assets from March 31, 2022. As the Japanese TLAC Standard is subject to change, if such changes occur in the future, may result in us issuing debt instruments in the future with term that differ from those of the Notes, which in turn could adversely affect the value of the Notes.

The Notes are unsecured obligations.

The Notes are unsecured obligations, and their repayment may be compromised if:

•	Mizuho Financial Group enters into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;

•	Mizuho Financial Group defaults in payment under our secured indebtedness or other unsecured indebtedness; or

•	any of our indebtedness is accelerated.

If any of these events occurs, our assets may not be sufficient to pay amounts due on the Notes.

The Indenture and the Notes contain very limited restrictive covenants and provide limited protection in the event of a change in control.

The Indenture in respect of the Notes and the Notes do not contain any financial covenants or other restrictions on our ability to pledge or dispose of assets or to secure other indebtedness, pay dividends on our shares of common stock, incur indebtedness or our ability to issue new securities or repurchase our outstanding securities. These or other actions by us could adversely affect the ability of Mizuho Financial Group to pay amounts due on the Notes. In addition, the Indenture and the Notes do not contain any covenants or other provisions that afford more than limited protection to Noteholders in the event of a change in control. See “Description of the Debt Securities—Covenants” in the accompanying prospectus.

There is no prior market for the Notes, and the Notes may have limited liquidity.

There is no existing market for the Notes. Although we have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, there can be no assurance that any active trading market for the Notes will develop or be sustained or whether, or at what price, Noteholders will be able to sell or otherwise transfer their Notes. The liquidity of any trading market for the Notes will depend upon the number of Noteholders, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. Although certain underwriters have informed us that they intend to make a market in the Notes, such underwriters are not obligated to do so, and any such market-making activity will be subject to the limits imposed by applicable law and may be interrupted or discontinued at any time without notice. If an active trading market for the Notes does not develop or is not sustained, the market price and liquidity of the Notes may be adversely affected and you may be unable to resell our Notes or may only be able to sell them at a substantial discount.

The ratings on the Notes could be lowered, suspended or withdrawn, and Mizuho Financial Group’s credit ratings may not reflect all risks of an investment in the Notes.

We intend to apply for credit ratings for the Notes. Mizuho Financial Group’s credit ratings may not reflect the potential impact of all risks relating to the market value of the Notes. However, real or anticipated changes in Mizuho Financial Group’s credit ratings will generally affect the market value of the Notes.

In addition, other rating agencies may assign credit ratings to the Notes with or without any solicitation from us and without any provision of information from us. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal, the assignment of new ratings that are lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our respective securities and could reduce the scope of potential investors in the Notes and adversely affect the price and liquidity of the Notes. We have no obligation to inform Noteholders of any such downgrade, suspension, withdrawal or revision.

We may redeem the Notes at our option, subject to certain conditions.

We have the option to redeem each series of the Notes in whole, but not in part, on the date that is one year prior to the maturity date of such series of Notes at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption as described under “Description of the Notes—Optional Redemption,” in addition to the option to redeem the Notes of each series in whole, but not in part, at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption upon the occurrence of certain tax events as described under “Description of the Notes—Optional Tax Redemption.” Any such redemption is subject to certain conditions, including our obtaining prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), regardless of whether such redemption would be favorable or unfavorable to you.

Any decision by us as to whether we will exercise our option to redeem the Notes will be made at our absolute discretion, subject to certain conditions. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the Notes, any tax consequences, the applicable TLAC and other regulatory requirements and the prevailing market conditions. We may, for example, decide to redeem the Notes prior to their maturity date if the interest payable on the Notes is greater than the interest that would be payable on our other outstanding financial instruments of a comparable maturity, of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of the Notes. As a result, you may be required to bear the financial risks of an investment in the Notes until maturity. You should not invest in the Notes with the expectation that we will exercise our option to redeem the Notes. In addition, our optional redemption of the Notes or the perception that the Notes may be redeemed in the circumstances described above may negatively affect the market value of the Notes. Moreover, if we redeem the Notes, you may not be able to reinvest the redemption proceeds in financial instruments offering a yield comparable to that on the Notes.

Risks Relating to the Fixed-to-Fixed Reset Rate Notes

The interest rate on the Notes will reset on the 6-year Notes Reset Date and the 11-year Notes Reset Date, as applicable.

The interest rate on the Notes will initially be the applicable fixed per annum rate set forth on the cover page of this prospectus supplement from and including the issue date to, but excluding, the 6-year Notes Reset Date and the 11-year Notes Reset Date, as applicable. From and including the 6-year Notes Reset Date and the 11-year Notes Reset Date, as applicable, to, but excluding, the applicable maturity date, the interest rate on the Notes will be reset to a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the 6-year Notes Reset Determination Date and the 11-year Notes Reset Determination Date, as applicable, as described under “Description of the Notes—Fixed-to-Fixed Reset Rate Notes—Determination of the U.S. Treasury Rate,” plus the applicable spread set forth on the cover page of this prospectus supplement. As a result, the interest rate on the Notes following the 6-year Notes Reset Date and the 11-year Notes Reset Date, as applicable, may be less than the applicable initial interest rate, which would affect the amount of any interest payments under the Notes and, by extension, could affect their market value.

The historical U.S. Treasury Rates are not an indication of future U.S. Treasury Rates.

The interest rate on the Notes from and including the 6-year Notes Reset Date and the 11-year Notes Reset Date, as applicable, to, but excluding, the applicable maturity date will be reset to a fixed per annum rate to be determined based on the applicable U.S. Treasury Rate on the 6-year Notes Reset Determination Date and the 11-year Notes Reset Determination Date, as applicable. In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates. You bear the financial risks of fluctuations in the U.S. Treasury Rates and their effect on the interest on, and the market value of, the Notes.

USE OF PROCEEDS

We estimate that we will receive net proceeds from the issuance and sale of each series of the Notes (after deducting underwriting discounts and estimated offering expenses payable by us) of approximately $1,741 million which we intend to use to make a loan that is intended to qualify as Internal TLAC under the Japanese TLAC Standard to Mizuho Bank. Mizuho Bank intends to utilize such funds for its general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2022 presented in accordance with U.S. GAAP, as adjusted to give effect to the offering of the Notes. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of March 31, 2022(4)
	Actual	As adjusted
	(in millions of yen)
Indebtedness:
Short-term borrowings	¥30,665,378	¥30,665,378
Long-term debt(1)(2)(3)	12,578,216	12,790,736

Total indebtedness	¥43,243,594	¥43,456,114

Equity:
MHFG shareholders’ equity:
Common stock—no par value, 4,800,000,000 shares authorized, 2,539,249,894 shares issued	5,816,834	5,816,834
Retained earnings	2,665,608	2,665,608
Accumulated other comprehensive income, net of tax	440,112	440,112
Less: Treasury stock, at cost—Common stock 4,659,024 shares	(8,342)	(8,342)
Total MHFG shareholders’ equity	8,914,212	8,914,212

Noncontrolling interests	528,019	528,019

Total equity	¥9,442,231	¥9,442,231

Total capitalization and indebtedness	¥52,685,825	¥52,898,345

Notes:

(1)

We regularly issue senior and subordinated notes. We issued an aggregate of €1.5 billion of EUR denominated senior notes in April 2022 and an aggregate of €1.3 billion of EUR denominated senior notes in September 2022.

(2)

We redeemed ¥79.0 billion of yen denominated unsecured fixed-term subordinated notes in June 2022, an aggregate of U.S.$1.5 billion of U.S. dollar denominated senior notes in July 2022 and U.S.$1.5 billion of U.S. dollar denominated unsecured fixed-term subordinated notes issued by our overseas special purpose company in July 2022. In addition, we currently expect to redeem an aggregate of U.S.$2.65 billion of U.S. dollar denominated senior notes in September 2022.

(3)	Mizuho Bank redeemed ¥47.0 billion of yen denominated unsecured fixed-term subordinated notes in June 2022.
(4)	The following foreign currency exchange rate is used in the table above: ¥121.44 = U.S. $1.00.

Except as stated above, there has been no material change in our capitalization and indebtedness since March 31, 2022.

SELECTED FINANCIAL AND OTHER INFORMATION (U.S. GAAP)

The following table sets forth our selected consolidated financial data under U.S. GAAP as of and for the fiscal years ended March 31, 2018, 2019, 2020, 2021 and 2022, which have been derived from our audited consolidated financial statements as of and for the same periods.

The consolidated financial statements of Mizuho Financial Group included in our annual report on Form 20-F for the fiscal year ended March 31, 2022 and incorporated herein by reference have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) by Ernst & Young ShinNihon LLC, our independent registered public accounting firm.

You should read the U.S. GAAP selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in our annual report on Form 20-F for the fiscal year ended March 31, 2022, which is incorporated herein by reference. The information presented below is qualified in its entirety by reference to that information.

	As of and for the fiscal years ended March 31,
	2018	2019	2020	2021	2022
	(in millions of yen, except per share data, share number information and percentages)
Statement of Income data:
Interest and dividend income	¥1,761,886	¥2,207,443	¥2,151,172	¥1,456,556	¥1,443,941
Interest expense	889,936	1,313,476	1,271,381	467,939	374,132
Net interest income	871,950	893,967	879,791	988,617	1,069,809
Provision (credit) for credit losses	(126,362)	32,459	156,200	112,776	214,408

Net interest income after provision (credit) for credit losses	998,312	861,508	723,591	875,841	855,401
Noninterest income	1,604,663	1,222,371	1,307,740	2,041,320	669,790
Noninterest expenses	1,763,677	1,998,819	1,877,841	1,888,397	1,767,679

Income (loss) before income tax expense (benefit)	839,298	85,060	153,490	1,028,764	(242,488)
Income tax expense (benefit)	237,604	9,335	47,175	210,716	(141,017)

Net income (loss)	601,694	75,725	106,315	818,048	(101,471)
Less: Net income (loss) attributable to noncontrolling interests	24,086	(8,746)	(43,880)	236,283	3,251
Net income (loss) attributable to MHFG shareholders	¥577,608	¥84,471	¥150,195	¥581,765	¥(104,722)
Net income (loss) attributable to common shareholders	¥577,608	¥84,471	¥150,195	¥581,765	¥(104,722)

Amounts per share(1):
Basic earnings per common share—net income (loss) attributable to common shareholders	¥227.71	¥33.31	¥59.19	¥229.27	¥(41.28)
Diluted earnings per common share—net income (loss) attributable to common shareholders	¥227.64	¥33.30	¥59.19	¥229.26	¥(41.28)
Number of shares used to calculate basic earnings per common share (in thousands)	2,536,635	2,536,238	2,537,368	2,537,513	2,537,051
Number of shares used to calculate diluted earnings per common share (in thousands)	2,537,393	2,536,690	2,537,526	2,537,602	2,537,051
Cash dividends per share of common stock(2)(3):	¥75.00	¥75.00	¥75.00	¥75.00	¥80.00
	$0.71	$0.68	$0.70	$0.68	$0.66
Balance sheet data:
Total assets	¥204,255,642	¥197,611,195	¥211,218,760	¥221,651,474	¥231,550,704
Loans, net of allowance	83,204,742	82,492,742	87,087,233	87,930,018	89,480,766
Total liabilities	194,751,942	188,109,702	202,043,136	211,963,317	222,108,473
Deposits	136,884,006	138,296,916	144,948,667	151,010,604	157,178,284
Long-term debt	12,955,230	11,529,400	10,346,152	11,706,471	12,578,216
Common stock	5,826,383	5,829,657	5,827,500	5,826,863	5,816,834
Total MHFG shareholders’ equity	8,868,421	8,726,519	8,512,365	9,105,238	8,914,212

	As of and for the fiscal years ended March 31,
	2018	2019	2020	2021	2022
	(in millions of yen, except per share data, share number information and percentages)
Other financial data:
Return on equity and assets:
Net income (loss) attributable to common shareholders as a percentage of total average assets	0.28%	0.04%	0.07%	0.26%	(0.04)%
Net income (loss) attributable to common shareholders as a percentage of average MHFG shareholders’ equity	8.26%	1.11%	1.95%	7.50%	(1.30)%
Dividends per common share as a percentage of basic earnings per common share	32.94%	225.16%	126.71%	32.71%	(193.80)%
Average MHFG shareholders’ equity as a percentage of total average assets	3.35%	3.71%	3.81%	3.43%	3.46%
Net interest income as a percentage of total average interest-earning assets	0.47%	0.48%	0.48%	0.48%	0.50%

Notes:

(1)

Figures have been adjusted to reflect the share consolidation in respect of our common stock on the basis of one post-consolidation share per ten pre-consolidation shares which became effective on October 1, 2020. For purposes of the amounts per share, we have assumed the effective date of the share consolidation to be April 1, 2017.

(2)

Yen amounts are expressed in U.S. dollars at the rate of ¥106.20 = U.S. $1.00, ¥110.68 = U.S. $1.00, ¥107.53 = U.S. $1.00, ¥110.61 = U.S. $1.00 and ¥121.44 = U.S. $1.00 for the fiscal years ended March 31, 2018, 2019, 2020, 2021 and 2022, respectively. These rates are the noon buying rates on the respective fiscal year-end dates in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York.

(3)

Figures represent cash dividends per share with respect to the applicable fiscal year. Dividends with respect to a fiscal year include year-end dividends and interim dividends. Declaration and payment of dividends are conducted during the immediately following fiscal year, in the case of year-end dividends, or immediately following interim period, in the case of interim dividends.

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION (JAPANESE GAAP)

The table below sets forth our selected historical consolidated and other financial data under Japanese GAAP, as of and for the fiscal years ended March 31, 2018, 2019, 2020, 2021 and 2022 and as of and for the three months ended June 30, 2021 and 2022.

The selected consolidated financial information as of and for the fiscal years ended March 31, 2018, 2019, 2020, 2021 and 2022 has been derived from our audited consolidated financial statements under Japanese GAAP which have been audited by Ernst & Young ShinNihon LLC, our independent auditor, and which are not included in or incorporated by reference into this prospectus supplement. The selected consolidated financial information as of and for the three months ended June 30, 2021 and 2022 is derived from our unaudited consolidated quarterly financial statements under Japanese GAAP, English-language translations of which are incorporated by reference into this prospectus supplement from our current report on Form 6-K dated August 12, 2022.

Some statistical information is primarily reported by Japanese banks on a non-consolidated basis and is presented as such in this prospectus supplement. Selected aggregated non-consolidated figures for the principal banking subsidiaries of the Mizuho Group are also provided for reference purposes.

Our results of operations as of and for the three months ended June 30, 2022 are not necessarily indicative of our results of operations for the fiscal year ending March 31, 2023 or any future period.

Japanese GAAP differs in certain respects from U.S. GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

Selected Consolidated Financial Data for Mizuho Group

The table below sets forth selected historical consolidated financial data, as of and for the fiscal years ended March 31, 2018, 2019, 2020, 2021 and 2022 and as of and for the three months ended June 30, 2021 and 2022.

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
	2018	2019	2020	2021	2022	2021	2022
	(in millions of yen, except percentages or where otherwise noted)
Statement of Income data:
Interest income	¥1,622,354	¥2,056,327	¥2,014,440	¥1,333,509	¥1,309,009	¥293,342	¥444,862
Interest expense	814,988	1,293,846	1,280,897	427,826	315,550	70,470	191,616

Net interest income	807,366	762,480	733,542	905,683	993,458	222,871	253,245
Fiduciary income	55,400	55,153	58,565	55,160	60,490	14,997	14,299
Net fee and commission income	614,349	610,427	619,243	687,147	740,995	157,453	159,179
Net trading income	275,786	297,367	391,299	388,130	287,685	102,875	6,979
Net other operating income	162,454	87,306	259,567	162,571	169,839	28,953	158,235
General and administrative expenses	1,488,973	1,430,850	1,378,398	1,414,608	1,392,896	335,331	350,591
Other income	565,683	447,300	318,438	380,978	354,366	102,412	43,808
Other expenses	192,113	712,927	383,542	512,900	610,067	48,051	77,800

Income before income taxes	799,953	116,259	618,717	652,163	603,872	246,181	207,355
Income taxes:
Current(1)	190,158	161,376	150,088	165,688	117,341	32,687	64,411
Deferred	1,469	(163,879)	11,408	9,099	(56,652)	(39,393)	(18,875)

Profit	608,326	118,762	457,221	477,375	543,183	252,887	161,819

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
	2018	2019	2020	2021	2022	2021	2022
	(in millions of yen, except percentages or where otherwise noted)
Profit attributable to non-controlling interests	31,778	22,196	8,652	6,355	12,703	2,345	2,525
Profit attributable to owners of parent	¥576,547	¥96,566	¥448,568	¥471,020	¥530,479 (2)	¥250,541	¥159,294 (2)

Gross profits (excluding the amounts of credit costs of trust accounts)(3)	¥1,915.3	¥1,812.7	¥2,062.2	¥2,198.6	¥2,252.4	¥527.1	¥591.9
Gross profits (excluding the amounts of credit costs of trust accounts) + net gains (losses) related to ETFs and others(3)(4)	1,995.5	1,827.7	2,072.8	2,200.7	2,254.3	539.5	593.1
General and administrative expenses (excluding Non-Recurring Losses and others)(3)	1,444.2	1,440.6	1,411.4	1,408.6	1,414.9	343.3	358.5
Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans)(3)	457.8	393.3	661.9	797.7	851.2	194.3	236.1
Net business profits (excluding the amounts of credit costs of trust accounts, before reversal of (provision for) general reserve for losses on loans) + net gains (losses) related to ETFs and others(3)(4)	538.0	408.3	672.5	799.7	853.1	206.8	237.3
Ordinary profits(3)	782.4	614.1	637.8	536.3	559.8	218.7	204.2
Credit-related costs(3)(5)(6)	(156.3)	19.5	171.7	204.9	235.1	(2.6)	64.8
Net gains (losses) related to stocks(3)(7)	272.0	274.8	137.1	12.1	(43.8)	23.9	20.4
Impairment loss on stocks(3)	(5.1)	(5.7)	(41.6)	(5.8)	(41.6)	(2.3)	(0.4)
Balance sheet data:
Total assets	¥205,028,300	¥200,792,226	¥214,659,077	¥225,586,211	¥237,066,142	¥226,889,093	¥250,620,959
Loans and bills discounted(8)	79,421,473	78,456,935	83,468,185	83,704,675	84,736,280	82,631,430	88,851,747
Securities	34,183,033	29,774,489	34,907,234	43,697,262	44,641,060	47,167,479	43,386,299
Deposits(9)	136,463,824	137,649,596	144,472,235	150,504,978	155,699,803	149,639,466	158,605,930
Net assets	9,821,246	9,194,038	8,663,847	9,362,207	9,201,031	9,464,209	8,979,480
Basel III related data:(10)
Common Equity Tier 1 capital	¥7,437,048	¥7,390,058	¥7,244,776	¥7,849,969	¥8,067,279	¥8,055,550	¥8,080,239
Additional Tier 1 capital	1,755,195	1,842,102	1,779,627	1,851,961	1,646,011	1,851,306	1,639,238
Tier 1 capital	9,192,244	9,232,160	9,024,404	9,701,931	9,713,290	9,906,857	9,719,478
Tier 2 capital	1,668,196	1,685,347	1,697,873	1,683,464	1,638,391	1,697,705	1,428,210
Total capital	10,860,440	10,917,507	10,722,278	11,385,395	11,351,682	11,604,563	11,147,689
Risk-weighted assets	59,528,983	57,899,567	62,141,217	67,481,983	64,730,439	67,367,304	68,664,591
Common Equity Tier 1 capital ratio	12.49%	12.76%	11.65%	11.63%	12.46%	11.95%	11.76%
Common Equity Tier 1 capital ratio(11)	—	10.84%	11.00%	10.46%	11.52%	10.84%	11.22%

	As of and for the fiscal years ended March 31,					As of and for the three months ended June 30,
	2018	2019	2020	2021	2022	2021	2022
	(in millions of yen, except percentages or where otherwise noted)
Common Equity Tier 1 capital ratio(12)	—	9.5%	9.3%	10.0%	9.9%	10.2%	9.7%
Common Equity Tier 1 capital ratio(12)(13)	—	8.2%	8.8%	9.1%	9.3%	9.4%	9.3%
Tier 1 capital ratio	15.44%	15.94%	14.52%	14.37%	15.00%	14.70%	14.15%
Total capital ratio	18.24%	18.85%	17.25%	16.87%	17.53%	17.22%	16.23%
Total exposures(14)	214,277,824	208,557,401	220,977,568	200,546,630	212,972,004	206,393,377	229,778,545
Leverage ratio(14)	4.28%	4.42%	4.08%	4.83%	4.56%	4.79%	4.22%
External TLAC ratio (risk-weighted assets basis, excluding capital buffers)(15)	—	22.18%	21.95%	21.42%	24.24%	22.12%	23.43%
External TLAC ratio (total exposure basis, including capital buffers)(14)(16)	—	7.14%	7.16%	8.39%	8.43%	8.36%	8.05%
Consolidated liquidity coverage ratio(17)	—	144.3%	137.3%	135.8%	136.5%	142.0%	131.7%
Total high-quality liquid assets(3)(18)	—	¥59,797.1	¥60,112.7	¥72,792.2	¥71,174.1	¥77,902.7	¥73,800.0
Net cash outflows(3)(18)	—	41,447.8	43,816.7	53,607.0	52,140.9	54,843.9	56,082.2
Asset quality:
Non-performing loans (“NPL”) balances and ratios(19):
Claims against bankrupt and substantially bankrupt obligors(3)	¥87	¥59	¥59	¥55	¥50	¥46	¥93
Claims with collection risk(3)	294	361	383	409	722	351	353
Claims for special attention(3)	241	195	257	377	354	414	364

Total disclosed claims under the Financial Reconstruction Act (“FRA”)(3)(19)	623	617	700	842	1,127	812	811
Normal claims(3)	88,021	87,178	92,670	93,191	96,228	92,361	102,659

Total claims(3)	¥88,645	¥87,795	¥93,370	¥94,034	¥97,355	¥93,174	¥103,471

NPL ratio(19)(20)	0.70%	0.70%	0.75%	0.89%	1.15%	0.87%	0.78%
Other data:
Other securities(3)(21)	¥—	¥—	¥32,166.4	¥40,931.5	¥41,075.5	¥44,142.9	¥40,104.7
Japanese stocks(3)	—	1,419.8	1,272.0	1,167.7	1,077.3	1,202.8	1,072.2
Japanese bonds(3)	—	—	15,756.6	24,190.0	28,672.6	25,682.6	25,082.6
Foreign bonds(3)(22)	—	—	12,501.2	12,466.9	9,351.8	13,953.6	12,040.1
Other(3)	—	—	2,636.5	3,106.9	1,973.6	3,303.8	1,909.7
Unrealized gains (losses) related to other securities(23)	—	—	1,176,337	1,570,772	962,735	1,495,843	510,860
Japanese stocks	—	—	1,071,551	1,665,784	1,472,467	1,579,886	1,392,501
Japanese bonds	—	—	(54,100)	(44,978)	(52,186)	(36,298)	(57,940)
Foreign bonds(24)	—	—	200,954	(33,009)	(414,293)	(26,824)	(709,243)
Other	—	—	(42,067)	(17,024)	(43,251)	(20,919)	(114,457)
Net gains (losses) related to bonds	(20,773)	(109,359)	114,242	1,618	(52,447)	6,934	15,987

Notes:

(1)	Includes refund of income taxes.

(2)

For the fiscal year ended March 31, 2022, net extraordinary gains was ¥44.0 billion (a decrease of ¥71.8 billion from the previous fiscal year), which includes gains on cancellation of employee retirement benefit trust of ¥74.2 billion (a decrease of ¥2.7 billion from the previous fiscal year). For the three months ended June 30, 2022, net extraordinary gains was ¥3.1 billion (a decrease of ¥24.3 billion from the three months ended June 30, 2021), which includes gains on cancellation of employee retirement benefit trust of ¥3.2 billion (a decrease of ¥25.4 billion from the three months ended June 30, 2021).

(3)	In billions of yen.
(4)

Net gains related to ETFs and others was ¥1.9 billion for the fiscal year ended March 31, 2022 (a decrease of ¥0.1 billion from the previous fiscal year) and was ¥1.2 billion for the three months ended June 30, 2022 (a decrease of ¥11.2 billion from the three months ended June 30, 2021).

(5)	Figures in parentheses show negative credit-related costs as a result of gain on reversal of reserves for possible losses on loans, and others.
(6)

Credit-related costs consist of (a) expenses related to portfolio problems (including reversal of (provision for) general reserve for losses on loans), (b) gains on reversal of reserves for possible losses on loans, and others, and (c) credit costs for trust accounts. For the fiscal year ended March 31, 2021, credit-related costs of ¥204.9 billion included ¥132.6 billion of credit-related costs and ¥72.3 billion of reserves recorded from a forward-looking perspective. For the fiscal year ended March 31, 2022, credit-related costs of ¥235.1 billion included ¥207.5 billion of credit-related costs and ¥27.6 billion of reserves recorded from a forward-looking perspective. For the three months ended 30 June 2022, credit-related costs of ¥64.8 billion included ¥62.4 billion of credit-related costs and ¥2.4 billion of reserves recorded from a forward-looking perspective. As of March 31, 2021, March 31, 2022 and June, 30 2022, we had a balance of reserves recorded from a forward-looking perspective of ¥111.5 billion, ¥81.7 billion and ¥61.6 billion, respectively (period-end balance).

(7)

Net gains (losses) related to stocks—net gains (losses) related to ETFs and others was ¥(45.7) billion for the fiscal year ended March 31, 2022 (a decrease of ¥55.8 billion from the previous fiscal year) and was ¥19.2 billion for the three months ended June 30, 2022 (an increase of ¥7.6 billion from the three months ended June 30, 2021).

(8)

Bills discounted refer to a form of financing in Japan under which promissory notes obtained by corporations through their regular business activities are purchased by banks prior to their payment dates at a discount based on prevailing interest rates.

(9)	Includes negotiable certificates of deposit.
(10)

Risk-adjusted capital data are calculated on a Basel III basis from the fiscal year ended March 31, 2013. We adopted the advanced internal ratings-based approach for the calculation of risk-weighted assets associated with credit risk from the fiscal year ended March 31, 2009. We also adopted the advanced measurement approach for the calculation of operational risk from the fiscal year ended March 31, 2010. For more details on capital adequacy requirements set by the Bank for International Settlements, and the guideline implemented by the FSA in compliance thereto, see “Item 5. Operating and Financial Review and Prospects—Capital Adequacy” in our annual report on Form 20-F for the fiscal year ended March 31, 2022, which is incorporated by reference herein.

(11)

Excluding net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator. Deducts risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator. Includes the effect of partially fixing unrealized gains on stocks through hedging transactions.

(12)	On a fully-effective basis under the Basel III finalization framework expected to be fully applied in 2029.
(13)

Excluding net unrealized gains (losses) on other securities and its associated deferred gains (losses) on hedges from the numerator. Deducts risk weighted assets associated with net unrealized gains (losses) on other securities (Japanese stocks) from the denominator. Includes the effect of partially fixing unrealized gains on stocks through hedging transactions. The capital floor is also calculated after deducting the associated reserves from risk weighted assets using the standard approach.

(14)

Due to the amendment to the leverage ratio regulations and TLAC regulations introduced as a temporary measure by the FSA, the amounts of deposits to the Bank of Japan have been excluded from total exposure since March 31, 2021 and accordingly, such amounts and ratios as of March 31, 2021, June 30, 2021, March 31, 2022 and June 30, 2022 are not directly comparable to prior years. Leverage ratios including our deposits to the Bank of Japan as total exposure, as of March 31, 2021, June 30, 2021, March 31, 2022 and June 30 2022 were 4.03%, 4.11% 3.86% and 3.63%, respectively. External TLAC ratio (total exposure basis, including capital buffers), including our deposits to the Bank of Japan as total exposure, as of March 31, 2021 and 2022 were 6.99% and 7.14%, respectively.

(15)	Calculated after deduction of capital buffer requirement.
(16)	Calculated before deduction of capital buffer requirement.
(17)

For the three months ended March 31, 2019, 2020, 2021 and 2022 and June 30, 2021 and 2022, respectively. Consolidated liquidity coverage ratio is calculated as the three-month average of the daily liquidity coverage ratio for the relevant three months, which is calculated by dividing the balance of total high-quality liquid assets by the amount of net cash outflows on a daily basis for the same three months.

(18)	For the three months ended March 31, 2019, 2020, 2021 and 2022 and June 30, 2021 and 2022, respectively.
(19)

Total disclosed claims and NPL ratios as of June 30, 2021 or before are based on the FRA. Total disclosed claims and NPL ratios as of March 31, 2022 and June 30, 2022 are based on the Banking Act and the FRA.

(20)	NPL ratio = total disclosed claims under the FRA / total claims. Includes banking account and trust account.
(21)	Other securities which have readily determinable fair values. Excluding investments in partnership. Figures are on an acquisition cost basis.
(22)

The aggregated foreign bonds balance of Mizuho Group’s principal banking subsidiaries on a non-consolidated basis and an acquisition cost basis as of March 31, 2021, March 31, 2022, and June 30, 2022 were ¥12.0 trillion, ¥8.9 trillion and ¥11.5 trillion, respectively. The average remaining period for the aggregated foreign bonds balance (excluding floating rate notes) of Mizuho Group’s principal banking subsidiaries on a non-consolidated basis as of March 31, 2021, March 31, 2022, and June 30, 2022 were 2.5 years, 1.6 years and 1.6 years, respectively.

(23)

Other securities which have readily determinable fair values. Excluding investments in partnership. Changes in value to be recorded directly to net assets after tax and other necessary adjustments. Japanese stocks on March 31, 2020 were calculated based on the average market price of the month. Other items were calculated based on the quoted for market price if available, or other reasonable value, at the end of the month. Unrealized gains (losses) after applying net deferred gains/losses of deferred hedging accounting among hedging instruments as of March 31, 2020, March 31, 2021, March 31, 2022 and June 30 2022 were ¥1,100.2 billion, ¥1,572.4 billion, ¥1,089.0 billion and ¥771.4 billion, respectively.

(24)

Unrealized gains (losses) after applying net deferred gains/losses of deferred hedging accounting among hedging instruments with respect to foreign bonds as of March 31, 2020, March 31, 2021, March 31, 2022 and June 30, 2022 were ¥124.9 billion, ¥(27.0) billion, ¥(278.9) billion and ¥(431.2) billion, respectively. Unrealized gains (losses) after applying net deferred gains/losses of deferred hedging accounting among hedging instruments with respect to the aggregated foreign bonds of Mizuho Group’s principal banking subsidiaries on a non-consolidated basis as of March 31, 2021, March 31, 2022 and June 30, 2022 were ¥(26.6) billion, ¥(279.5) billion and ¥(431.3) billion, respectively.

Other Related Information for Mizuho Group

	As of
Aggregated non-consolidated figures of Mizuho Group’s principal banking subsidiaries	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021	September 30, 2021	March 31, 2022	June 30, 2022
	(in trillions of yen) (on a managerial accounting basis)
Loan balance in Japan(1)
Period-end balances:
Retail & Business Banking Company – Individuals	¥9.7	¥9.5	¥9.2	¥9.1	¥8.9	¥8.8	¥8.7
Retail & Business Banking Company – Corporate	15.3	15.6	16.2	16.0	15.8	15.8	15.8
Corporate & Institutional Company	27.2	28.0	30.9	30.4	29.5	29.6	29.8

Total	¥52.3	¥53.3	¥56.5	¥55.4	¥54.2	¥54.1	¥54.2

	For the six months ended						For the three months ended June 30, 2022
Aggregated non-consolidated figures of Mizuho Group’s principal banking subsidiaries	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021	September 30, 2021	March 31, 2022
	(on a managerial accounting basis)
Loan Spreads in Japan(1)
Retail & Business Banking Company – Corporate	0.57%	0.55%	0.54%	0.56%	0.57%	0.59%	0.59%
Corporate & Institutional Company	0.50%	0.50%	0.50%	0.53%	0.54%	0.52%	0.53%

	As of
Non-consolidated figures of Mizuho Bank	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021	September 30, 2021	March 31, 2022	June 30, 2022
	(in billions of dollars) (on a managerial accounting basis)
Loan balance outside Japan(2)(3)
Period-end balance:
Asia	$110.6	$109.8	$115.4	$105.2	$103.8	$103.6	$109.3
Americas	78.5	97.6	87.3	83.1	86.7	88.6	91.7
EMEA	50.3	57.0	58.4	51.9	49.9	55.8	58.4
Total	$239.3	$264.4	$261.1	$240.1	$240.4	$248.0	$259.4

	For the six months ended						For the three months ended June 30, 2022
Non-consolidated figures of Mizuho Bank	September 30, 2019	March 31, 2020	September 30, 2020	March 31, 2021	September 30, 2021	March 31, 2022
	(on a managerial accounting basis)
Loan Spreads outside Japan(2)(3)
Global Corporate Company	0.83%	0.84%	0.91%	1.02%	1.06%	1.10%	1.05%

Notes:

(1)

New managerial accounting rules were applied from the fiscal year ending March 31, 2023. Figures from September 30, 2019 to March 31, 2022 were recalculated based on the new rules. Excluding loans between the consolidated entities and loans to the Japanese Government, etc.

(2)	Including subsidiaries in China, the U.S., the Netherlands, Indonesia, Malaysia, Russia, Brazil and Mexico. Excluding loans between the consolidated entities.
(3)	Figures including past figures are calculated based on the fiscal year ending March 31, 2023 planned rate in U.S. dollars.

Russian-related Exposure

As of March 31, 2022, our direct net country exposure to Russia was $2.92 billion, or 0.2%, of the total exposure, each on an aggregate basis of Mizuho Bank (consolidated) and Mizuho Trust & Banking (consolidated), which primarily consisted of outstanding loans, commitment lines, guarantee transactions and derivatives-related credit. As of June 30, 2022, our direct net country exposure to Russia was $2.86 billion on an aggregate basis of Mizuho Bank (consolidated) and Mizuho Trust & Banking (consolidated).

Considering the country risk arising from the sanctions against Russia and the downgrading of their credit rating, as well as the risk of deterioration in the global economy due to inflation caused by soaring energy prices and the acceleration of supply chain disruptions caused by the withdrawal of operations from Russia, we incorporated an estimate of the Russia-Ukraine situation into the macroeconomic scenario used for determining the allowance for credit losses on loans and recorded reserves, including reserves from a forward-looking perspective.

As of March 31, 2022, Mizuho Bank (consolidated) and Mizuho Trust & Banking (consolidated) had reserves with Russian-related exposure (direct effect) of ¥96.9 billion (including reserve for possible losses on loans to restructuring countries of ¥53.3 billion). Russian-related exposures account for 0.2% of total exposures comprised of Japanese clients (12%), central banks and interbank transactions (25%) and non-Japanese clients (63%, of which Russian clients were 57%, including project finance transactions), and there are no exposures to Ukraine or Belarus on an aggregate basis of Mizuho Bank (consolidated) and Mizuho Trust & Banking (consolidated). Such exposures include loans, commitment lines, guarantee transactions, derivatives-related credit and others. As of March 31, 2022, reserves related to Russia (including direct and indirect effects) were ¥116.1 billion, of which reserves recorded from a forward-looking perspective were ¥46.3 billion.

Sustainability-related Information

As of March 31, 2022, since the beginning of the fiscal year ended March 31, 2019, MHFG on a consolidated basis had made cumulative sustainable financings (financings to support and facilitate clients’ response to ESG/SDG-related areas, including financings that require clients to meet certain related conditions, as well as the provision of consulting and assessments of clients’ responses to ESG/SDG-related areas) in the amount of ¥13.1 trillion (consisting of ¥7.5 trillion within Japan and ¥5.7 trillion outside Japan), including ¥4.6 trillion of environmental financings (consisting of ¥2.4 trillion within Japan and ¥2.2 trillion outside Japan) (each being preliminary figures). This was an increase from the cumulative sustainable financings of ¥7.1 trillion as of March 31, 2021, including ¥2.6 trillion of environmental financings.

As of March 31, 2022, Mizuho Bank on a consolidated basis had an outstanding credit balance of ¥248.6 billion for coal-fired power generation facilities, a decrease of ¥50.9 billion, or 17.0%, from the balance of ¥299.5 billion as of March 31, 2020.

DESCRIPTION OF THE NOTES

The following description of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of the Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable pricing term sheet in making your investment decision with respect to the Notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture referred to herein or therein.

General

Each series of the Notes will constitute a series of senior debt securities to be issued under a senior indenture between us and The Bank of New York Mellon, as trustee, dated as of September 13, 2016, as amended or supplemented from time to time (the “Indenture”). The Indenture is qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The Indenture is more fully described in the accompanying prospectus. Copies of the Indenture and any amendments or supplements thereto will be available at the corporate trust office of the trustee.

The Notes will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding.

Mizuho Financial Group is a holding company and conducts substantially all of its operations through its subsidiaries. As a result, claims of noteholders will be structurally subordinated to claims of creditors of its subsidiaries. In addition, various statutes and regulations, including banking and other regulations, may restrict Mizuho Financial Group’s subsidiaries from paying dividends or principal of or interest on loans or other funds to Mizuho Financial Group. See “Risk Factors— Risks Relating to the Notes—The Notes will be structurally subordinated to the liabilities of our subsidiaries, including Mizuho Bank and Mizuho Trust & Banking.”

The Notes will be repaid at maturity at a price of 100% of the principal amount thereof. Each series of the Notes may be redeemed on the date that is one year prior to the maturity date of such series of Notes, as described under “—Optional Redemption,” and the Notes of each series may be redeemed at any time prior to maturity in the circumstances described under “—Optional Tax Redemption.” The Notes will be issued in denominations of $200,000 or integral multiples of $1,000 in excess thereof. The Notes do not provide for any sinking fund.

Payments on the Notes will be made in accordance with any laws, regulations or administrative practices applicable to Mizuho Financial Group and its agents in respect thereof, including the requirements under Japanese tax law.

If and to the extent Mizuho Financial Group shall default in the payment of interest when due, such defaulted interest shall be paid to the person in whose name the relevant Note is registered at the close of business on a subsequent record date, which shall not be less than five Business Days (as defined below) prior to the payment of such defaulted interest, established by notice given by mail or in accordance with clearing system procedures by or on behalf of Mizuho Financial Group to the holder of the relevant Note not less than fifteen days preceding such subsequent record date.

The term “Business Day” means a day which is not a day on which banking institutions in New York or Tokyo are authorized by law or regulation to close.

Fixed-to-Fixed Reset Rate Notes

The 6-year Notes will be initially limited to $1,000,000,000 aggregate principal amount and, unless previously redeemed or otherwise cancelled, will mature on September 13, 2028. During the 6-year Notes Initial Fixed Rate Period (as defined below), the 6-year Notes will bear interest at the fixed rate of 5.414% per annum, payable semi-annually in arrears on March 13 and September 13 of each year, commencing March 13, 2023, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. During the 6-year Notes Reset Fixed Rate Period (as defined below), the 6-year Notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent (as defined below) on the 6-year Notes Reset Determination Date (as defined below), plus 2.05% (the “6-year Notes Reset Fixed Rate”), payable semi-annually in arrears on March 13, 2028 and September 13, 2028 to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date (each such interest payment date, a “6-year Notes Reset Rate Interest Payment Date”). The “6-year Notes Initial Fixed Rate Period” is from, and including, September 13, 2022 to, but excluding, September 13, 2027 (the “6-year Notes Reset Date”) and the “6-year Notes Reset Fixed Rate Period” is from, and including, the 6-year Notes Reset Date to, but excluding, September 13, 2028. For more information on the calculation of interest during the 6-year Notes Reset Fixed Rate Period, see “—Reset Fixed Rate Period” and “—Determination of the U.S. Treasury Rate” below.

The 11-year Notes will be initially limited to $750,000,000 aggregate principal amount and, unless previously redeemed or otherwise cancelled, will mature on September 13, 2033. During the 11-year Notes Initial Fixed Rate Period (as defined below), the 11-year Notes will bear interest at the fixed rate of 5.669% per annum, payable semi-annually in arrears on March 13 and September 13 of each year, commencing March 13, 2023, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date. During the 11-year Notes Reset Fixed Rate Period (as defined below), the 11-year Notes will bear interest at a fixed per annum rate equal to the applicable U.S. Treasury Rate as determined by the Calculation Agent on the 11-year Notes Reset Determination Date (as defined below), plus 2.40% (the “11-year Notes Reset Fixed Rate”), payable semi-annually in arrears on March 13, 2033 and September 13, 2033, to the holders of record as at 5:00 p.m. (New York City time) on the day five Business Days immediately preceding such interest payment date (each such interest payment date, a “11-year Notes Reset Rate Interest Payment Date”). The “11-year Notes Initial Fixed Rate Period” is from, and including, September 13, 2022 to, but excluding, September 13, 2032 (the “11-year Notes Reset Date”) and the “11-year Notes Reset Fixed Rate Period” is from, and including, the 11-year Notes Reset Date to, but excluding, September 13, 2033. For more information on the calculation of interest during the 11-year Notes Reset Fixed Rate Period, see “—Reset Fixed Rate Period” and “—Determination of the U.S. Treasury Rate” below.

If any payment is due on the Notes on a day that is not a Business Day, such payment will be made on the date that is the next succeeding Business Day. Payments postponed to the next succeeding Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the Notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next succeeding Business Day. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

Initial Fixed Rate Period

The Notes will bear interest at the relevant fixed rate per annum set forth on the cover page of this prospectus supplement and under “The Offering—Interest” and “—Fixed-to-Fixed Reset Rate Notes” above during the 6-year Notes Initial Fixed Rate Period and the 11-year Notes Initial Fixed Rate Period, as applicable.

Reset Fixed Rate Period

The interest rate for the 6-year Notes will be reset to the 6-year Notes Reset Fixed Rate on the 6-year Notes Reset Date, and the 6-year Notes will bear the 6-year Notes Reset Fixed Rate during the 6-year Notes Reset Fixed Rate Period.

The interest rate for the 11-year Notes will be reset to the 11-year Notes Reset Fixed Rate on the 11-year Notes Reset Date, and the 11-year Notes will bear the 11-year Notes Reset Fixed Rate during the 11-year Notes Reset Fixed Rate Period.

Determination of the U.S. Treasury Rate

The U.S. Treasury Rate shall be determined by The Bank of New York Mellon as calculation agent (as used in the terms of the Notes, in such capacity together with any successor, the “Calculation Agent”).

“U.S. Treasury Rate” means, with respect to the 6-year Notes Reset Fixed Rate Period and the 11-year Notes Reset Fixed Rate Period, as applicable, the rate per annum equal to:

(1)

the arithmetic average, as determined by the Calculation Agent, of the yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity of one year (“Yields”) for the five consecutive New York Business Days (as defined below) immediately prior to the 6-year Notes Reset Determination Date or the 11-year Notes Reset Determination Date, as applicable, based on information appearing in the statistical release designated “H.15” (or any successor publication that reports Yields) most recently published by the Board of Governors of the U.S. Federal Reserve System as of 5:00 p.m. (New York City time) on the 6-year Notes Reset Determination Date or the 11-year Notes Reset Determination Date, as applicable; provided that if the Yield is not available through such release (or any successor publication) for any relevant New York Business Day, then the arithmetic average will be determined based on the Yields for the remaining New York Business Days during the five New York Business Day period described above (provided further that if the Yield is available for only a single New York Business Day during such five New York Business Day period, then “U.S. Treasury Rate” will mean the single-day Yield for such day); or

(2)

if no information is available to determine the U.S. Treasury Rate in accordance with the method set forth in (1) above by using the Yield for at least a single New York Business Day during the five New York Business Day period described above, then the annualized yield to maturity of the Comparable Treasury Issue (as defined below) calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) as of the 6-year Notes Reset Determination Date or the 11-year Notes Reset Determination Date, as applicable.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate per annum equal to the most recently reported Yield for a New York Business Day, as determined by the Calculation Agent, based on information appearing in the statistical release designated “H.15” (or any successor publication that reports Yields) most recently published by the Board of Governors of the U.S. Federal Reserve System as of 5:00 p.m. (New York City time) on the 6-year Notes Reset Determination Date or the 11-year Notes Reset Determination Date, as applicable.

“6-year Notes Reset Determination Date” means the second Business Day immediately preceding the 6-year Notes Reset Date.

“11-year Notes Reset Determination Date” means the second Business Day immediately preceding the 11-year Notes Reset Date.

“Comparable Treasury Issue” means, with respect to the 6-year Notes Reset Fixed Rate Period and the 11-year Notes Reset Fixed Rate Period, as applicable, the U.S. Treasury security selected by Mizuho Financial Group or its Designee (and notified to the Calculation Agent) with a maturity date on or about (but not more than 30 calendar days before or after) the maturity date for the 6-year Notes or the 11-year Notes, as applicable, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year; provided, however, that the selection of the Comparable Treasury Issue shall be at the sole discretion and judgement of Mizuho Financial Group, and that such determination shall be final and conclusive for all purposes and binding on the Calculation Agent, the trustee, the paying agent and the holders of the 6-year Notes or the 11-year Notes, as applicable.

“Comparable Treasury Price” means, with respect to the 6-year Notes Reset Determination Date and the 11-year Notes Reset Determination Date, as applicable, (i) the arithmetic average, as determined by the Calculation Agent, of the Reference Treasury Dealer Quotations (as defined below) for the Comparable Treasury Issue as of the 6-year Notes Reset Determination Date or the 11-year Notes Reset Determination Date, as applicable, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average, as determined by the Calculation Agent, of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then the Reference Treasury Dealer Quotation as quoted by a Reference Treasury Dealer.

“Designee” means, as used in the terms of the Notes, a designee as selected and separately appointed by Mizuho Financial Group as designee for the Notes.

“New York Business Day” means a day which is not a day on which banking institutions in New York are authorized by law or regulation to close, regardless of whether the over-the-counter market for actively traded U.S. Treasury securities is open or closed.

“Reference Treasury Dealer” means each of up to five banks selected by Mizuho Financial Group or its Designee (and notified to the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars; provided, however, that the selection of the Reference Treasury Dealers shall be at the sole discretion and judgement of Mizuho Financial Group, and that such determination shall be final and conclusive for all purposes and binding on the Calculation Agent, the trustee, the paying agent and the holders of the Notes.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer, the arithmetic average, as determined by the Calculation Agent, of the bid and asked prices quoted to Mizuho Financial Group or its Designee (and notified to the Calculation Agent) by such Reference Treasury Dealer for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, approximately at 11:00 a.m. (New York City time), on the 6-year Notes Reset Determination Date or the 11-year Notes Reset Determination Date, as applicable.

The Calculation Agent will, as soon as practicable after the determination of the 6-year Notes Reset Fixed Rate and the 11-year Notes Reset Fixed Rate, as applicable, calculate the amount of interest (the “Interest Amount”) payable for the 6-year Notes Reset Fixed Rate Period or the 11-year Notes Reset Fixed Rate Period, as applicable, with respect to the 6-year Notes or the 11-year Notes, as applicable.

All determinations, elections, calculations and quotations made or obtained for the purposes of calculating the 6-year Notes Reset Fixed Rate and the 11-year Notes Reset Fixed Rate, as applicable, and the Interest Amount, whether by Mizuho Financial Group, its Designee, the Calculation Agent or any Reference Treasury Dealer, in the absence of manifest error, will be final and conclusive for all purposes and binding on Mizuho Financial Group, the trustee, the Calculation Agent, the paying agent and the holders of the Notes. In addition, notwithstanding anything to the contrary in this prospectus supplement, the accompanying prospectus, the Indenture or the relevant Notes, Mizuho Financial Group may designate as its Designee an entity, which may be Mizuho Financial Group’s affiliate, to make any determination, decision or election that Mizuho Financial Group has the right to make for the purposes of calculating the 6-year Notes Reset Fixed Rate and the 11-year Notes Reset Fixed Rate, as applicable, and the Interest Amount.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one thousandth of a percentage point, with five ten-thousands of a percentage point rounded upwards (e.g., 9.8765% (or .098765) being rounded to 9.877% (or .09877)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (half a cent being rounded upwards).

The 6-year Notes Reset Fixed Rate and the 11-year Notes Reset Fixed Rate, as applicable, on such series of Notes during the 6-year Notes Reset Fixed Rate Period and the 11-year Notes Reset Fixed Rate Period, as applicable, will in no event be higher than the maximum rate permitted by applicable laws and regulations or lower than 0% per annum.

The Calculation Agent will cause the 6-year Notes Reset Fixed Rate and the 11-year Notes Reset Fixed Rate, as applicable, the Interest Amount payable for the 6-year Notes Reset Fixed Rate Period and the 11-year Notes Reset Fixed Rate Period, as applicable, and the 6-year Notes Reset Rate Interest Payment Date and the 11-year Notes Reset Rate Interest Payment Date, as applicable, with respect to the 6-year Notes and the 11-year Notes, as applicable, to be notified to Mizuho Financial Group, the trustee, the paying agent and DTC, and, upon the request or direction by Mizuho Financial Group, such information will be notified or published to the holders of such series of Notes through DTC or through another reasonable manner as soon as possible after their determination. Mizuho Financial Group has the right to remove the Calculation Agent at any time, which removal will take effect on the date of the appointment by Mizuho Financial Group of a successor Calculation Agent.

Optional Redemption

Mizuho Financial Group may redeem, at its option, each series of the Notes in whole, but not in part, on the date that is one year prior to the maturity date of such series of Notes, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), at a redemption price equal to the sum of 100% of the principal amount of the relevant series of Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date and “additional amounts” (as described in the accompanying prospectus), if any.

If the date that is one year prior to the maturity date of a series of Notes to be redeemed would otherwise fall on a day that is not a Business Day, payment of the redemption price will be made on the day that is the next succeeding Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the series of Notes to be redeemed.

If Mizuho Financial Group elects to redeem any series of the Notes, it will provide notice at least 15 days and not more than 60 days before the date fixed for redemption. Each notice of redemption will state:

•	such election of Mizuho Financial Group to redeem the Notes of such series;

•	the redemption date;

•	the redemption price;

•	the principal amount and CUSIP or ISIN number and/or common code of the Notes to be redeemed;

•	that on the redemption date the redemption price will become due and payable upon each Note to be redeemed;

•	that interest thereon will cease to accrue on and after the redemption date; and

•

the place or places where the Notes to be redeemed are to be surrendered for payment of the redemption price and that (in the event such series of Notes are in certificated form) such series of Notes designated in such notice for redemption are required to be presented on or after such redemption date at the designated place or places of payment.

Notwithstanding the foregoing, if the Notes to be redeemed are held in book-entry form through DTC, Mizuho Financial Group may give such notice in any manner permitted or required by DTC. See “Description of the Debt Securities—Book-Entry; Delivery and Form—DTC’s Procedures for Notices, Voting and Payments” in the accompanying prospectus.

Optional Tax Redemption

Each series of the Notes may be redeemed at the option of Mizuho Financial Group, in whole, but not in part, at any time, upon not less than 30 nor more than 60 days’ prior notice, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), at a redemption price equal to 100% of the principal amount of the relevant series of Notes then outstanding (plus accrued and unpaid interest to (but excluding) the date fixed for redemption and “additional amounts” (as described in the accompanying prospectus), if any), if Mizuho Financial Group is, or on the next interest payment date would be, required to pay any additional amounts with respect to such series as described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus and such obligation arises as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Japan (or any political subdivision or taxing authority in or of Japan) affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the date of this prospectus supplement, and which obligation cannot be avoided by measures reasonably available to Mizuho Financial Group; provided that, no such notice of redemption may be given earlier than 90 days prior to the earliest date on which Mizuho Financial Group would be obligated to make such payment of additional amounts if a payment in respect of the relevant series of Notes were then due. Prior to the mailing to holders of the relevant series of Notes of any notice of redemption of the relevant series of Notes pursuant to the foregoing, the Indenture requires that Mizuho Financial Group certifies to the trustee that the requirements for redemption have been met and delivers therewith to the trustee an opinion of independent tax counsel or tax consultant of recognized standing, which opinion shall be reasonably satisfactory to the trustee, to the effect that such circumstances exist. The trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of the relevant series of Notes.

Additional amounts are payable by Mizuho Financial Group under the circumstances described under “Description of the Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Repurchases

Mizuho Financial Group or any of its subsidiaries may, at any time, subject to the prior confirmation of the FSA (if and to the extent required under the then applicable Japanese banking laws or regulations), purchase any or all of the Notes in the open market or otherwise at any price. Subject to applicable law, neither Mizuho Financial Group nor any of its subsidiaries shall have any obligation to purchase or offer to purchase any Notes held by any holder as a result of its purchase or offer to purchase Notes held by any other holder, whether on the open market or otherwise. Any such Notes purchased by Mizuho Financial Group or any of its subsidiaries may, at the discretion of Mizuho Financial Group or the relevant subsidiary, be held, resold or surrendered to the paying agent for cancellation by Mizuho Financial Group or any such subsidiary, as the case may be. The Notes so purchased, while held by or on behalf of Mizuho Financial Group or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of Notes and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of Notes or for the purposes of “Description of the Debt Securities—Acceleration Upon an Event of Default” in the accompanying prospectus.

Trustee, Paying Agent, Registrar, Transfer Agent and Calculation Agent

The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286, U.S.A., will initially act as trustee, paying agent, registrar, calculation agent and transfer agent with respect to the Notes. Mizuho Financial Group may change the paying agent, registrar, transfer agent or calculation agent without prior notice to the holders of the Notes (but with prior notice to the trustee), and Mizuho Financial Group or any of its subsidiaries may act as paying agent, registrar, transfer agent or calculation agent.

Clearance and Settlement

The Notes have been accepted for clearance through DTC for the accounts of its participants, including Euroclear and Clearstream.

TAXATION

The following summaries are not intended as a complete analysis of the tax consequences under Japanese or United States law of the acquisition, ownership and sale of the Notes by investors. Potential investors should consult their own tax advisors on the tax consequences of acquisition, ownership, sale, and other relevant circumstances concerning the Notes, including specifically the applicable tax consequences under Japanese or United States laws, the law of the jurisdiction of their country of residence (if relevant) and any tax treaty between Japan and their country of residence.

Japanese Taxation

The following is a general description of certain Japanese tax aspects of the Notes and does not purport to be a comprehensive description of the tax aspects of the Notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive. Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisors in order to ascertain their particular circumstances regarding taxation.

The statements below are based on current tax laws and regulations in Japan and current tax treaties executed by Japan all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the Notes or any person purchasing, selling or otherwise dealing in the Notes or any tax implication arising from the purchase, sale or other dealings in respect of the Notes.

The Notes

The Notes do not fall under the concept of so-called “taxable linked notes” as described in Article 6, Paragraph 4 of the Special Taxation Measures Act, i.e., notes of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order (as defined below) under the Special Taxation Measures Act) relating to Mizuho Financial Group or a specially-related person of Mizuho Financial Group (as defined below).

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of Notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by Noteholders in connection with the issue of the Notes, nor will such taxes be payable by Noteholders in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired Notes from another individual as legatee, heir or donee.

Representation by Investor upon Initial Distribution of Notes

BY SUBSCRIBING FOR THE NOTES, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) BELOW. The Notes are not, as part of the distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of Mizuho Financial Group or (ii) a Designated Financial Institution (as defined below), except as specifically permitted under the Special Taxation Measures Act.

Interest and Redemption Gain or Redemption Loss on Notes

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the Notes and the redemption gain or the redemption loss, meaning any positive or negative difference between the holder’s acquisition price of the Notes and the amount which the holder receives upon redemption of such Notes, (the “Redemption Gain” or the “Redemption Loss,” as the case may be), where such Notes are issued by Mizuho Financial Group outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the Notes, and no definitive bonds and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1.	Non-resident Investors

If the recipient of interest on the Notes or of the Redemption Gain with respect to the Notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences for such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of Mizuho Financial Group, income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group under Japanese tax law.

1.1	Interest

(1)

If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the Notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant Notes are held through a participant in an international clearing organization such as DTC or a financial intermediary prescribed by the Special Taxation Measures Act and the relevant cabinet order thereunder (the “Cabinet Order,” together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, the “Act”) (each, a “Participant”), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant Notes, certain information prescribed by the Act to enable the Participant to establish that the recipient is exempt from Japanese tax to be withheld or deducted (the “Interest Recipient Information”), and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of Mizuho Financial Group), and that Mizuho Financial Group prepare and file a certain confirmation prescribed by the Act (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii)	if the relevant Notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) (the

“Written Application for Tax Exemption”), together with certain documentary evidence, and that Mizuho Financial Group file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest.

(2)

If the recipient of interest on the Notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by Mizuho Financial Group, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in Paragraph 1.1(1) above are complied with.

Failure to do so will result in the withholding by Mizuho Financial Group of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3)

Notwithstanding Paragraphs 1.1(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with Mizuho Financial Group (that is, in general terms, a person who directly or indirectly controls, or is directly or indirectly controlled by, or is under direct or indirect common control with, Mizuho Financial Group) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph 4 of the Special Taxation Measures Act (such person is referred to as a “specially-related person of Mizuho Financial Group”) as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4)

If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of Mizuho Financial Group) is subject to Japanese withholding tax with respect to interest on the Notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this document, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore and Switzerland. Under the tax treaties between Japan and Austria, Belgium, Denmark, Germany, Spain, Sweden, the United Kingdom or the United States, interest paid to qualified Austrian, Belgian, Danish, German, Spanish, Swedish, United Kingdom or United States residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Japan has also signed an amendment to the existing tax treaty with Switzerland generally exempting interest from Japanese withholding tax, and the amendment has not yet entered into force. Under the current income tax treaties between Japan and Australia, France, the Netherlands, New Zealand or Switzerland, certain limited categories of qualified Australian, French, Dutch, New Zealand or Swiss residents receiving interest on the Notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax for interest on the Notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by Mizuho Financial Group are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) through Mizuho Financial Group to the relevant tax authority before payment of interest.

(5)

Under the Act, (a) if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the Notes becomes a specially-related person of Mizuho Financial Group, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of Mizuho Financial Group becomes a beneficial owner of the Notes, and (b) if such Notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the Notes. As described in Paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of Mizuho Financial Group for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of Mizuho Financial Group in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of Mizuho Financial Group.

1.2	Redemption Gain or Redemption Loss

(1)

If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2)

If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3)

Notwithstanding Paragraphs 1.2(1) and (2) above, if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of Mizuho Financial Group as of the beginning of the fiscal year of Mizuho Financial Group in which such individual non-resident of Japan or non-Japanese corporation acquired such Notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

2.	Resident Investors

If the recipient of interest on the Notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of Mizuho Financial Group, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution (as defined below) which complies with the requirement for tax exemption under Article 6, Paragraph 11 of the Special Taxation Measures Act or (ii) a Public Corporation (as defined below) or a Specified Financial Institution (as defined below) to which such interest is paid through the Japanese Custodian (as defined below) in compliance with the requirement for tax exemption under Article 3-3, Paragraph 6 of the Special Taxation Measures Act). In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding their regular income tax or corporate tax consequences otherwise than by way of withholding, bearing in mind, including the treatment of the Redemption Loss especially for individual residents of Japan, the change to the taxation regime of Notes that took effect on January 1, 2016.

2.1	Interest

(1)

If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution (as defined below) or a Public Corporation (as defined below), who complies with the requirement as referred to in Paragraph 2.1(2) below) receives payments of interest on the Notes through certain Japanese payment handling agents as defined in Article 2-2 Paragraph 2 of the Cabinet Order (each a “Japanese Payment Handling Agent”), income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by Mizuho Financial Group. As Mizuho Financial Group is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform Mizuho Financial Group through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2)

If the recipient of interest on the Notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law (kokyohojin tou) (a “Public Corporation”) or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph 6 of the Special Taxation Measures Act (each, a “Specified Financial Institution”) that keeps its Notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the Notes (the “Japanese Custodian”) and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since Mizuho Financial Group is not in a position to know in advance the recipient’s tax exemption status, the recipient of interest falling within this category should inform Mizuho Financial Group through a paying agent of its status in a timely manner. Failure to so notify Mizuho Financial Group may result in the withholding by Mizuho Financial Group of a 15.315% income tax.

(3)

If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution (as defined below) which complies with the requirements described in Paragraph 2.1(4) below) receives interest on the Notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by Mizuho Financial Group.

(4)

If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph 11 of the Special Taxation Measures Act (each, a “Designated Financial Institution”) receives interest on the Notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in Paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2	Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3.	Special Additional Tax for Reconstruction from the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There will also be certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

United States Taxation

The following is a summary of certain U.S. federal income tax consequences, as of the date of this prospectus supplement, of the purchase, ownership and disposition of the Notes by a U.S. holder (as defined below). This summary deals only with Notes held as capital assets by persons who purchase the Notes upon original issuance at their initial offering price.

As used herein, a “U.S. holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer or broker in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the Notes as part of a hedging, integrated or conversion transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person holding the Notes in connection with the conduct of a trade or business in Japan;

•

a person required to accelerate the recognition of any item of gross income with respect to the Notes for U.S. federal income tax purposes as a result of such income being recognized on an applicable financial statement;

•	a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such an entity); or

•	a U.S. holder whose “functional currency” is not the U.S. dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings, judicial decisions and the income tax treaty between the United States and Japan (the “Treaty”), in each case as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership for U.S. federal income tax purposes that holds Notes, you should consult your tax advisors.

This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, U.S. federal estate and gift taxes or the effects of any state, local or non-U.S. tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of Notes. If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Notwithstanding the possibility that the Notes may become subject to loss absorption as described above, we intend to take the position (to the extent that we are required to take a position) that the Notes will be treated as indebtedness for U.S. federal income tax purposes, and the balance of this summary assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.

Interest

Interest on the Notes (which includes any Japanese tax withheld and any additional amounts paid with respect thereto) generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for U.S. federal income tax purposes.

Subject to certain conditions and limitations (including a minimum holding period requirement) and the Foreign Tax Credit Regulations (as defined below), any Japanese withholding taxes on interest may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, interest income (including any additional amounts) on a Note will be treated as income from sources outside the United States and will generally constitute passive category income. However, recently issued Treasury regulations that apply to taxes paid or accrued in taxable years beginning on or after December 28, 2021 (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. In addition, any Japanese withholding taxes on interest will not be eligible for a foreign tax credit to the extent that the taxes are refundable under Japanese law or the Treaty or could have been eliminated by providing the Interest Recipient Information or Written Application for Tax Exemption described above in “Japanese Taxation.” As discussed above in “Japanese Taxation,” interest payments on the Notes are currently eligible for an exemption from Japanese withholding tax under the Treaty; therefore, if you are eligible for the benefits of the Treaty, you generally will not be entitled to a foreign tax credit for any Japanese tax withheld. Instead of claiming a foreign tax credit, you may be able to deduct any otherwise creditable Japanese withholding taxes on interest in computing your taxable income, subject to generally applicable limitations under U.S. law (including that a U.S. holder is not eligible for a deduction for foreign income taxes paid or accrued in a taxable year if such U.S. holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. You are urged to consult your tax advisors regarding the Foreign Tax Credit Regulations and the availability of the foreign tax credit or a deduction under your particular circumstances.

Sale, Exchange or Other Taxable Disposition of Notes

Upon the sale, exchange or other taxable disposition (including a retirement or redemption) of a Note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income for U.S. federal income tax purposes to the extent not previously included in income) and the tax basis of the Note. Your tax basis in a Note will, in general, be your cost for that Note. Any gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss you recognize upon the sale, exchange or other taxable disposition of a Note will generally be treated as United States source gain or loss for purposes of computing your foreign tax credit limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of interest on the Notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a Note paid to you (unless, in each case, you are an exempt recipient). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service (the “IRS”).

Foreign Financial Asset Reporting

Certain U.S. holders are required to report information relating to an interest in the Notes, subject to certain exceptions (including an exception for Notes held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Notes. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the Notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) “employee benefit plans” within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that are subject to Title I of ERISA , (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i) through (iii), we refer to as a “Plan”), and on those persons who are fiduciaries with respect to Plans.

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (collectively, we refer to these Plans as “Covered Plans”), including the requirement of investment prudence and diversification and the requirement that a Covered Plan’s investments be made in accordance with the documents governing the Covered Plan. The prudence of a particular investment must be determined by the responsible fiduciary of a Covered Plan by taking into account the Covered Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the Notes.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Covered Plan and certain persons (referred to as “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code) having certain relationships to such Covered Plans unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Code. In addition, a fiduciary of the Covered Plan who engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if the Notes are acquired or held with the assets of a Covered Plan with respect to which the Issuer, an underwriter or any of their respective affiliates (collectively, the “Transaction Parties”) is a party in interest or disqualified person. As a result of its business, the Issuer, as well as other Transaction Parties, may be parties in interest or disqualified persons with respect to many Covered Plans. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Covered Plan fiduciary making the decision to acquire or hold any Notes and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions effected by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that none of the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction, and provided further that the Covered Plan pays no more, and receives no less, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding any Notes in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that any of these exemptions or any other administrative or statutory exemption will be available with respect to any particular transaction involving the Notes.

Any insurance company proposing to invest assets of its general account in the Notes should consider the extent to which such investment would be subject to the requirements of Title I of ERISA or Section 4975 of the Code in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993) and Section 401(c) of ERISA. Such an insurance company should consider (i) the exemptive relief granted by the U.S. Department of Labor for transactions involving insurance company general accounts in PTCE 95-60 and (ii) if such exemptive relief is not available, whether its acquisition or holding of any Notes or any interest therein will not require an exemption because the assets used for such acquisition are not subject to Title I of ERISA or Section 4975 of the Code.

Plans which are, or whose assets constitute the assets of, governmental plans (within the meaning of Section 3(32) of ERISA), certain church plans (within the meaning of Section 3(33) of ERISA) and non-U.S. Plans may not be subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, but may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans considering an investment in the Notes should consult with its legal advisors to consider the applicable fiduciary standards and to determine the potential consequences of an investment in the Notes under any applicable Similar Laws before deciding whether to acquire or hold any Notes.

By its acquisition of any Notes (or any interest therein), each purchaser and subsequent transferee thereof will be deemed to have represented and warranted, on each day from the date on which such purchaser or transferee, as applicable, acquires or holds its interest in such Notes through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such Notes, either that (a) it is not acquiring or holding the Notes (or any interest therein) with the assets of a Plan or (b) its acquisition, holding and disposition of the Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive, and neither this discussion nor anything in this prospectus supplement is, or is intended to be, investment advice directed at potential Plan purchasers generally or any particular potential Plan purchaser, and such purchasers should consult and rely on their own counsel and advisors as to whether an investment in the Notes is suitable for the Plan. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding, and any subsequent disposition, of the Notes.

Each purchaser and holder of an interest in the Notes will have exclusive responsibility for ensuring that its purchase and holding of the Notes does not violate the applicable fiduciary and prohibited transaction rules of ERISA and the Code or the provisions of any applicable Similar Law. Nothing in this prospectus supplement is, or should be construed as, a representation or advice as to whether an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan. The sale of Notes to any Plan is in no respect a representation by any Transaction Party that such an investment meets all relevant legal requirement with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for Plans generally or any particular Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated September 7, 2022, between us and the underwriters named below, for whom Mizuho Securities USA LLC and J.P. Morgan Securities LLC are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amounts of the Notes listed opposite their names below.

Underwriters	Principal Amount of 6-year Notes	Principal Amount of 11-year Notes
Mizuho Securities USA LLC	$570,000,000	$427,500,000
J.P. Morgan Securities LLC	200,000,000	150,000,000
BofA Securities, Inc.	50,000,000	37,500,000
Citigroup Global Markets Inc.	50,000,000	37,500,000
Danske Markets Inc.	20,000,000	15,000,000
ING Financial Markets LLC	20,000,000	15,000,000
Natixis Securities Americas LLC	20,000,000	15,000,000
Daiwa Capital Markets America Inc.	10,000,000	7,500,000
Academy Securities, Inc.	5,000,000	3,750,000
BNY Mellon Capital Markets, LLC	5,000,000	3,750,000
CastleOak Securities, L.P.	5,000,000	3,750,000
Citizens Capital Markets, Inc.	5,000,000	3,750,000
Goldman Sachs & Co. LLC	5,000,000	3,750,000
Industrial and Commercial Bank of China (Asia) Limited	5,000,000	3,750,000
KKR Capital Markets LLC	5,000,000	3,750,000
Loop Capital Markets LLC	5,000,000	3,750,000
Mischler Financial Group, Inc.	5,000,000	3,750,000
R. Seelaus & Co., LLC	5,000,000	3,750,000
Samuel A. Ramirez & Company, Inc.	5,000,000	3,750,000
TD Securities (USA) LLC	5,000,000	3,750,000

Total	$1,000,000,000	$750,000,000

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the Notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer each series of the Notes at the public offering prices listed on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase each series of the Notes from us at the public offering price, and we have agreed to pay the underwriters a fee of 0.350% of the principal amount of the 6-year Notes and a fee of 0.450% of the principal amount of the 11-year Notes.

The estimated expenses, not including the underwriting commissions, in connection with the offer and sale of the Notes payable by us include the following:

Securities and Exchange Commission registration fee	$162,225
Legal fees and expenses	745,000
Accounting fees and expenses	220,000
Trustee, registrar and paying agent fees and expenses	17,000
Miscellaneous	81,000

Total	$1,225,225

We have agreed to reimburse the underwriters for certain legal expenses in connection with this offering. The underwriters have agreed to reimburse us for certain documentation-related expenses incurred in connection with this offering.

New Issue of the Notes

The Notes are a new issue of securities with no established trading market. Although we have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for the Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, we may be entitled to, and may decide to, delist the Notes from the Luxembourg Stock Exchange and seek an alternate listing for the Notes on another securities exchange. Certain underwriters have advised us that they presently intend to make a market in the Notes after completion of this offering. Mizuho Securities USA LLC may use this prospectus supplement and the accompanying prospectus in connection with such market-making activity. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. We cannot assure the liquidity of the trading market for the Notes. A liquid or active public trading market for any of the Notes may not develop, whether on the Luxembourg Stock Exchange’s Euro MTF Market or otherwise. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Relating to the Notes—There is no prior market for the Notes, and the Notes may have limited liquidity.”

Settlement

We expect that delivery of the Notes will be made to investors on or about September 13, 2022, which will be the fourth New York business day following the date of this prospectus supplement (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder may be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

During the period commencing on the date hereof and ending the closing date of this offering, we have agreed that we will not, without first obtaining the prior written consent from the representatives of the underwriters, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities of ours, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization and Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the Notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the underwriters and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. These transactions may also include stabilizing transactions by the underwriters and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the underwriters may impose a penalty bid. A penalty bid is an arrangement that permits the underwriters and/or any person acting on behalf thereof to reclaim a selling concession from a syndicate member in connection with the offering when the Notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. However, there is no assurance that the underwriters and/or any person acting on behalf thereof will undertake any stabilization action. Any stabilization action may begin at any time, on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended or discontinued at any time, but it must end no later than the earlier of 30 days after the Notes are issued and 60 days after the date of the allotment of the Notes. Any stabilization action will be conducted in accordance with the law.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), assets, currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business, which, for the avoidance of doubt, includes Mizuho Financial Group or its subsidiaries and affiliates. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

Conflicts of Interest

Mizuho Securities USA LLC is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Mizuho Securities USA LLC will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Selling Restrictions in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Special Taxation Measures Act. Each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, any Notes in Japan or to, or for the benefit of, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and government guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution by the underwriters pursuant to the underwriting agreement dated the date hereof at any time, directly or indirectly offer or sell any Notes to, or for the benefit of, any person other than a beneficial owner that is (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with Mizuho Financial Group as described in Article 6, Paragraph 4 of the Special Taxation Measures Act or (b) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Special Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, Mizuho Securities USA LLC, a specially-related person of Mizuho Financial Group and acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution of the Notes, the remainder of the Notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the Notes that it acquired or purchased from us in its capacity as an underwriter.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

The Notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (b) a customer within the meaning of Directive 2016/97/EU, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to any retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation (Regulation (EU) 2017/1129), or the Prospectus Regulation, from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of Sales to UK Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in the UK

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any Notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us, and all applicable provisions of the FSMA have been complied with and will be complied with in respect to anything done in relation to the Notes in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” within the meaning of section 1 of Part 1 of Schedule 1 to the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not result in the document offering any shares or debentures to the public for subscription or purchase for cash or other consideration or calculated to invite offers by the public to subscribe for or purchase for cash or other consideration any shares or debentures or otherwise constitute an offer to the public within the meaning of the CWUMPO.

No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Future Act 2001 of Singapore (the “SFA”). Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)

to an institutional investor or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Any reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

By accepting this prospectus supplement and (where applicable) the Notes, the person into whose possession this prospectus supplement comes agree to be bound by the limitations and restrictions set out above. The offer or intended offer or sale, or invitation for subscription or purchase, of the Notes does not relate to a collective investment scheme which is authorized under Section 286 of the SFA or recognized under Section 287 of the SFA.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in or into Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), except under the following exemptions under the FinSA:

(a)	to any investor that qualifies as a professional client within the meaning of the FinSA;

(b)	to fewer than 500 investors (other than professional clients within the meaning of the FinSA);

(c)

in any other circumstances falling within article 36 of the FinSA; provided, in each case, that no such offer of Notes referred to in (a) through (c) above shall require the publication of a prospectus for offers of Notes pursuant to the FinSA.

The Notes will not be listed or admitted to trading on the SIX Swiss Exchange or on any other trading venue in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us may be distributed or otherwise made available in Switzerland in an manner which would require the publication of a prospectus in Switzerland pursuant to the FinSA.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and investors in the Notes will not benefit from protection or supervision by such authority.

LISTING AND GENERAL INFORMATION

Listing Application

We have made an application to the Luxembourg Stock Exchange to list the Notes on the official list of the Luxembourg Stock Exchange and for such Notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Euro MTF Market is not a regulated market within the meaning of MiFID II or UK MiFIR.

Documents Available

So long as any series of Notes are listed on the Luxembourg Stock Exchange and admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, copies of the following documents will, when published, be available on our corporate website at https://www.mizuhogroup.com:

(i)	Our Articles of Incorporation and our Board of Directors Regulations;

(ii)

Our latest audited consolidated annual financial statements, including the audit report in respect thereof, prepared in accordance with U.S. GAAP, included in our annual report on Form 20-F filed with the SEC;

(iii)	Our latest unaudited condensed consolidated semi-annual financial statements prepared in accordance with U.S. GAAP, included in our current report on Form 6-K furnished to the SEC;

(iv)	this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein;

(v)

English translations of our latest annual and quarterly consolidated financial information prepared in accordance with Japanese GAAP, included in our current reports on Form 6-K furnished to the SEC; and

(vi)	The Indenture.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the Notes. The issue of the Notes was duly authorized by Masahiro Kihara, Representative Executive Officer, President & Group CEO of the Issuer, on March 29, 2022.

No Material Change

Except as disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, there has been no material change in the prospects or financial position of us and our subsidiaries taken as a whole since March 31, 2022.

Prescription

Under New York’s statute of limitations, any legal action to enforce MHFG’s payment obligations evidenced by the Notes must be commenced within six years after payment is due. Thereafter, MHFG’s payment obligations will generally become unenforceable.

Notices

So long as any series of Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to holders of the applicable series of Notes will also be published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

Legal Entity Identifier

The Legal Entity Identifier (LEI) code of MHFG is 353800CI5L6DDAN5XZ33.

Directors and Senior Management

Information concerning our directors and senior management is set forth in “Item 6. Directors, Senior Management and Employees” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated herein by reference. The business address for our directors and senior management is 1-5-5, Otemachi, Chiyoda-ku, Tokyo 100-8176, Japan.

Responsibility

We accept responsibility for the information contained in this document and declare that the information contained in this document is, to the best of our knowledge, in accordance with the facts and makes no omission likely to affect its import.

EXPERTS

The consolidated financial statements of Mizuho Financial Group, Inc. appearing in the annual report of Mizuho Financial Group, Inc. on Form 20-F for the fiscal year ended March 31, 2022, and the effectiveness of the internal control over financial reporting of Mizuho Financial Group, Inc. as of March 31, 2022, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

LEGAL MATTERS

The validity of the Notes with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2022, filed on July 1, 2022 (File Number 001-33098);

•	our current report on Form 6-K, dated July 29, 2022, containing our financial condition and results of operations, presented under Japanese GAAP, as of and for the three months ended June 30, 2022;

•	our current report on Form 6-K, dated August 12, 2022, containing certain information about our capital ratios as of June 30, 2022; and

•	our current report on Form 6-K, dated August 12, 2022, containing our unaudited quarterly consolidated financial statements under Japanese GAAP, as of and for the three months ended June 30, 2022.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed with or furnished to the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Copies of documents incorporated by reference in this prospectus supplement that have been published together with the pricing supplement may be inspected, free of charge, at the website of the Luxembourg Stock Exchange at www.bourse.lu.

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.mizuhogroup.com.

PROSPECTUS

Mizuho Financial Group, Inc.

(incorporated in Japan)

Senior Debt Securities

Subordinated Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities or subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of the debt securities and the general manner in which the debt securities will be offered. We will provide the specific terms of the debt securities in supplements to this prospectus. These prospectus supplements will also describe the specific manner in which the debt securities will be offered and may also supplement, update or amend information contained in this prospectus. Before you invest in any of the debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3.D. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the SEC nor any state securities commission has approved or disapproved of the debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” in this prospectus before purchasing any of our debt securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any prospectus supplement, “MHFG,” “we,” “us,” and “our” refer to Mizuho Financial Group, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. “Mizuho Financial Group” refers to Mizuho Financial Group, Inc. Furthermore, unless the context indicates otherwise, these references are intended to refer to us as if we had been in existence in our current form for all periods referred to herein.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”). Unless otherwise specified, for purposes of this prospectus, we have presented our financial information in accordance with U.S. GAAP. Unless otherwise stated or otherwise required by the context, all amounts in our financial statements are expressed in yen.

There are certain differences between U.S. GAAP and Japanese GAAP. For a description of certain differences between U.S. GAAP and Japanese GAAP, see “Item 5. Operating and Financial Review and Prospects—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between U.S. GAAP, Japanese GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein or in any prospectus supplement is presented in accordance with U.S. GAAP or Japanese GAAP, as specified herein or in such prospectus supplement or in the relevant document being incorporated by reference herein or therein. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus and any prospectus supplement, references to “U.S. dollars,” “dollars” and “$” refer to the lawful currency of the United States and those to “yen” and “¥” refer to the lawful currency of Japan. This prospectus or any prospectus supplement or the documents incorporated by reference herein or therein may contain a translation of certain Japanese yen amounts into U.S. dollars for your convenience. However, these translations should not be construed as representations that such yen amounts have been, could have been or could be converted into dollars at the relevant rate or at all.

In this prospectus and any prospectus supplement, yen figures and percentages presented in accordance with U.S. GAAP have been rounded to the figures shown, and yen figures and percentages presented in accordance with Japanese GAAP have been truncated to the figures shown, except for figures based on managerial accounting, which are rounded, and, in each case, unless otherwise specified. However, in some cases, figures presented in tables have been adjusted to match the sum of the figures with the total amount, and such figures may also be referred to in the related text.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain in a number of places forward-looking statements regarding the intent, belief, current expectations and targets of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). In many cases, but not all, we use such words as “aim,” “anticipate,” “believe,” “endeavor,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “strive,” “target” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our most recent annual report on Form 20-F, in any updates to those risk factors in our reports on Form 6-K incorporated herein and in the applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement and free writing prospectus prepared by or on behalf of us or to which we refer you, in light of your particular investment objectives and financial circumstances.

MIZUHO FINANCIAL GROUP, INC.

We are a joint stock corporation with limited liability under the laws of Japan. We engage in banking, trust banking, securities and other businesses related to financial services. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2022 presented in accordance with U.S. GAAP. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of March 31, 2022(4)
(in millions of yen)
Indebtedness:
Short-term borrowings	¥30,665,378
Long-term debt(1)(2)(3)	12,578,216

Total indebtedness	¥43,243,594

Equity:
MHFG shareholders’ equity:
Common stock—no par value, 4,800,000,000 shares authorized, 2,539,249,894 shares issued	5,816,834
Retained earnings	2,665,608
Accumulated other comprehensive income, net of tax	440,112
Less: Treasury stock, at cost—Common stock 4,659,024 shares	(8,342)
Total MHFG shareholders’ equity	8,914,212

Noncontrolling interests	528,019

Total equity	¥9,442,231

Total capitalization and indebtedness	¥52,685,825

Notes:

(1)	We regularly issue senior and subordinated notes. We issued an aggregate of €1.5 billion of EUR denominated senior notes in April 2022.
(2)

We redeemed ¥79.0 billion of yen denominated unsecured fixed-term subordinated notes in June 2022, an aggregate of U.S.$1.5 billion of U.S. Dollar denominated senior notes in July 2022 and U.S.$1.5 billion of U.S. Dollar denominated unsecured fixed-term subordinated notes issued by our overseas special purpose company in July 2022.

(3)	Mizuho Bank redeemed ¥47.0 billion of yen denominated unsecured fixed-term subordinated notes in June 2022.
(4)	The following foreign currency exchange rate is used in the table above: ¥121.44 = U.S. $1.00.

USE OF PROCEEDS

The net proceeds from our sale of the debt securities and the use of these proceeds will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior and subordinated debt securities (collectively, the “debt securities”) that we may offer under this prospectus. The specific terms and provisions of a particular series of debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the debt securities. It is qualified in its entirety by the provisions of the senior and subordinated indentures (as described below) and the senior and subordinated debt securities, forms of which will be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of debt securities. You should refer to those documents for additional information.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon, which we refer to as the senior trustee, dated as of September 13, 2016, as amended or supplemented from time to time. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture between us and The Bank of New York Mellon, which we refer to as the subordinated trustee, dated as of September 13, 2021, as amended or supplemented from time to time, or, if applicable, under a new subordinated indenture to be entered into between us and the subordinated trustee. Subordinated debt securities may be issued with or without a fixed maturity date. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee and the subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures provide or, if applicable, will provide that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Neither of the indentures limits or, if applicable, will limit the amount of debt securities that we may issue thereunder, nor contains or, if applicable, will contain any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute direct, unconditional, unsubordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves and with all other unsecured obligations, other than subordinated obligations, of Mizuho Financial Group (except for statutorily preferred exceptions) from time to time outstanding.

The subordinated debt securities of each series will constitute direct, subordinated and unsecured obligations of Mizuho Financial Group and rank pari passu and without preference among themselves. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities will be described in the applicable prospectus supplement or free writing prospectus relating to such series of subordinated debt securities.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium, if any, of the debt securities is payable;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•

If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined, to the extent permitted under applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority;

•	The manner in which and the place or places where principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

Any other or different events of default, modification or elimination of any acceleration rights or covenants with respect to the debt securities of the series, if different from the provisions set forth in this prospectus, and the nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•

The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•

The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•

The circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•

The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, if different from the provisions set forth in this prospectus;

•

Any write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Further Issuances

Mizuho Financial Group reserves the right, from time to time, without the consent of the holders of the debt securities of a particular series, to issue additional debt securities on terms and conditions identical to those of a series offered by this prospectus and the applicable prospectus supplement, which additional debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the debt securities of such series; provided however that Mizuho Financial Group shall not issue any further debt securities with the same CUSIP, ISIN or other identifying number as that series of debt securities unless such further debt securities will be treated as fungible with that series of debt securities for U.S. federal income tax purposes. Mizuho Financial Group may also, without the consent of the holders of the outstanding debt securities, issue other debt securities under the indentures as part of a separate series that have different terms from the debt securities offered hereby.

Payment of Additional Amounts

All payments of principal and interest in respect of the debt securities by Mizuho Financial Group shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, levies or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any political subdivision of, or any authority in, or of, Japan having power to tax (“Japanese taxes”), unless such withholding or deduction is required by law. In that event, Mizuho Financial Group shall pay to the holder of each debt security such additional amounts (all such amounts being referred to herein as “additional amounts”) as may be necessary so that the net amounts received by it after such withholding or deduction shall equal the respective amounts which would have been receivable in respect of such debt security in the absence of such withholding or deduction.

However, no such additional amounts shall be payable in relation to any such withholding or deduction in respect of any payment on a debt security:

(i)

to or on behalf of a holder or beneficial owner of a debt security who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such debt security by reason of its (a) having some connection with Japan other than the mere holding of such debt security, or (b) being a person having a special relationship with Mizuho Financial Group (a “specially-related person of Mizuho Financial Group”) as described in Article 6, Paragraph 4 of the Special Taxation Measures Act of Japan (Act No. 26 of 1957, as amended; the “Special Taxation Measures Act”);

(ii)

to or on behalf of a holder or beneficial owner of a debt security (a) who would be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide certification, information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to Mizuho Financial Group or a paying agent, as appropriate, or (b) whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant international clearing organization to a paying agent;

(iii)

to or on behalf of a holder or beneficial owner of a debt security who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) who complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) a paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by Mizuho Financial Group, by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant debt security through a payment handling agent in Japan appointed by it);

(iv)

to or on behalf of a holder or beneficial owner of a debt security who presents a debt security for payment (where presentation is required) more than 30 days after the relevant date (as defined below), except to the extent that such holder or beneficial owner of a debt security would have been entitled to such additional amounts on presenting the same on any date during such 30-day period;

(v)

to or on behalf of a holder who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such additional amounts had it been the holder of such debt security; or

(vi)	in any case that is a combination of any of (i) through (v) above.

Where a debt security is held through a participant of a clearing organization or a financial intermediary (each, a “participant”), in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a Japanese financial institution (a “designated financial institution”) falling under certain categories prescribed by Article 6, Paragraph 11 of the Special Taxation Measures Act and the cabinet order thereunder (together with the ministerial ordinance and other regulations thereunder, the “Act”), all in accordance with the Act, such beneficial owner of a debt security must, at the time of entrusting a participant with the custody of the relevant debt security, provide certain information prescribed by the Act to enable the participant to establish that such beneficial owner of a debt security is exempted from the requirement for Japanese taxes to be withheld or deducted (the “interest recipient information”) and advise the participant if such beneficial owner of a debt security ceases to be so exempted, including the case where the relevant beneficial owner of the debt security who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of Mizuho Financial Group.

Where a debt security is not held by a participant, in order to receive payments free of withholding or deduction by Mizuho Financial Group for, or on account of, Japanese taxes, if the relevant beneficial owner of a debt security is (i) an individual non-resident of Japan or a non-Japanese corporation that in either case is not a specially-related person of Mizuho Financial Group or (ii) a designated financial institution, all in accordance with the Act, such beneficial owner of a debt security must, prior to each date on which it receives interest, submit to Mizuho Financial Group or a paying agent, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho) (a “written application for tax exemption”) in the form obtainable from Mizuho Financial Group or any paying agent, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of such beneficial owner of a debt security, the title of the debt securities, the relevant interest payment date, the amount of interest payable and the fact that such beneficial owner of a debt security is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

As used in this section, the “relevant date” means the date on which any payment in respect of a debt security first becomes due, except that, if the full amount of the moneys payable has not been duly received by the paying agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the holders in accordance with the indenture.

The obligation to pay additional amounts shall not apply to (i) any estate, inheritance, gift, sales, excise, transfer, personal property or any similar tax, assessment or other governmental charge or (ii) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal or interest on the debt securities; provided that, except as otherwise set forth in the debt securities and the indenture, Mizuho Financial Group shall pay all stamp and other duties, if any, which may be imposed by Japan, the United States or any respective political subdivision or any taxing authority thereof or therein, with respect to the indenture or as a consequence of the issuance of the debt securities.

In addition, no additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code, the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due in respect of Japanese taxes which may be payable as set forth in the debt securities and the indenture.

Events of Default and Events of Acceleration

Senior Debt Securities

An event of default with respect to any series of senior debt securities is defined under the senior indenture as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus and the applicable prospectus supplement or free writing prospectus as an event of default, having occurred and be continuing:

(i)

default by Mizuho Financial Group in the payment when due of the interest or principal in respect of any of the senior debt securities of such series and the continuance of any such default for a period of 30 days after the date when due, unless Mizuho Financial Group shall have cured such default by payment within such period;

(ii)

Mizuho Financial Group shall fail duly to perform or observe any other term, covenant or agreement contained in any of the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after the date on which written notice of such failure, requiring Mizuho Financial Group to remedy the same, shall have been given first to Mizuho Financial Group (and to the trustee in the case of notice by holders referred to in “—Acceleration Upon an Event of Default” below) by the senior trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series (such notification must specify the event of default, demand that it be remedied and state that the notification is a “notice of default” hereunder);

(iii)

a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended; the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended; the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended; the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended; the “Companies Act”) or any other similar applicable law of Japan, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Mizuho Financial Group, or of all or substantially all of its property or for the winding-up or liquidation of its affairs, shall have been issued, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or

(iv)

Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself or of all or substantially all of its property, or an effective resolution shall have been passed by Mizuho Financial Group for the winding up or dissolution of its affairs, other than for the purpose of an amalgamation or merger, provided that the continuing or successor corporation in such amalgamation or merger has effectively assumed the obligations of Mizuho Financial Group under the senior debt securities of such series and the senior indenture.

Provision and Withholding of Notice of Default. Pursuant to the senior indenture, the senior trustee shall give notice to the holders of the relevant series of senior debt securities of all defaults known to the senior trustee which have occurred. The senior trustee shall transmit the notice within 90 days after the occurrence of an event of default, unless the defaults have been cured before the transmission of such notice. However, except in the case of default in the payment of principal of or interest on the senior debt securities, the senior trustee may withhold notice of default if and so long as responsible officers of the trustee determine in good faith that the withholding of the notice is in the interests of the holders of the relevant series of senior debt securities.

Acceleration Upon an Event of Default. The senior indenture provides that, unless otherwise set forth in a supplemental indenture, if any event of default occurs and is continuing with respect to a series of senior debt securities, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series, by notice in writing to Mizuho Financial Group (and to the trustee if given by the holders), may declare the principal of and accrued interest on the senior debt securities of such series to be due and payable immediately.

Subordinated Debt Securities

Events of acceleration applicable to a series of subordinated debt securities will be described in an applicable prospectus supplement or free writing prospectus and set forth in the subordinated indenture relating to such series of subordinated debt securities.

Annulment of Acceleration and Waiver of Defaults

In the case of senior debt securities, in some circumstances, if any or all of the events leading to acceleration under the senior indenture, other than the non-payment of the principal of the senior debt securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of a series of senior debt securities may (if certain conditions are satisfied) annul past declarations of acceleration or waive past defaults of such series of senior debt securities.

Application of Proceeds

Any money collected from Mizuho Financial Group by a trustee under the relevant indenture upon an event of default (in the case of senior debt securities) or any wind-up, bankruptcy or similar proceeding, subject to subordination provisions and write-down provisions that will be described in an applicable prospectus supplement or free writing prospectus and set forth in the subordinated indenture (in the case of subordinated debt securities) shall be applied in the order described below:

(i)	first, to the payment of costs, fees and expenses to the applicable trustee and any paying agent for the series of debt securities for which money was collected, including reasonable compensation;

(ii)	second, if payment is not due on the principal of the series of debt securities for which money was collected, to the payment of interest on such series of debt securities;

(iii)

third, if payment in accordance with the relevant indenture is due on the principal of the series of debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the debt securities of such series for principal and interest, with interest on the overdue principal; and in case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

(iv)	finally, to the payment of the remainder, if any, to Mizuho Financial Group or any other person lawfully entitled thereto.

Indemnification of Trustee for Actions Taken on Behalf of Securityholders

The indentures provide or, if applicable, will provide that the trustee with respect to the relevant debt securities shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of such debt securities relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, the indentures contain or, if applicable, will contain a provision entitling the relevant trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its satisfaction by the holders of relevant debt securities under the relevant indenture before proceeding to exercise any right or power at the request of such holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of a series of debt securities outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the relevant trustee, or exercising any trust or power conferred on the relevant trustee.

Limitation on Suits by Individual Securityholders

The indentures provide that no individual holder of debt securities may institute any action against Mizuho Financial Group under the relevant indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

(i)	(in the case of senior debt securities) a holder must have previously given written notice to the trustee of the continuing default;

(ii)	the holders of not less than 25% in aggregate principal amount of the debt securities of the affected series, with each such series treated as a single class, must have:

(a)	made written request to the trustee to institute that action; and

(b)	offered the trustee reasonable indemnity;

(iii)	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

(iv)

the holders of a majority in principal amount of the debt securities of the affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

However, the right of any holder of debt securities to institute suit for the enforcement of any such payment of overdue principal and interest on or after the respective due dates shall not be affected or impaired; provided that, in the case of subordinated debt securities, notwithstanding the foregoing, the rights of holders of subordinated debt securities specified above are subject to the limitations and suspension of rights triggered by an event triggering any write-down. For the avoidance of doubt, nothing shall be construed to impair the effectiveness of the provisions of subordination and write-down set forth in the subordinated indenture or related provisions of the subordinated debt securities.

Covenants

Consolidation, Merger, Sale or Conveyance. The indentures contain or, if applicable, will contain provisions permitting Mizuho Financial Group, without the consent of the holders of the debt securities, to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons, provided that (i) Mizuho Financial Group is the surviving party of the consolidation or merger or sale, assignment, transfer, lease or conveyance, or (ii) the successor person or persons that is formed by such consolidation, into which Mizuho Financial Group is merged, or that acquires such properties or assets by the sale, assignment, transfer, lease or conveyance is a joint stock company (kabushiki kaisha) organized under the laws of Japan and assumes Mizuho Financial Group’s obligations on the debt securities and under the indenture and on all series of securities issued thereunder and certain other conditions are met, including that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, and no event of acceleration, in the case of the subordinated debt securities, has occurred and is continuing.

Before the consummation of the proposed consolidation, merger, sale, assignment, transfer, lease or conveyance, Mizuho Financial Group shall deliver an officer’s certificate, and an opinion of counsel, to the effect that the conditions set forth above and in the indenture have been met. The trustee shall be entitled to rely conclusively and without liability upon such officer’s certificate and opinion of counsel.

Evidence of Mizuho Financial Group’s Compliance. There are or, if applicable, will be provisions in the indentures requiring Mizuho Financial Group to furnish to the trustee each year a brief certificate from its principal executive, financial or accounting officer as to his or her knowledge of Mizuho Financial Group’s compliance with all conditions and covenants under the indenture.

Limitation on Actions for Attachment

Each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended) (the “Deposit Insurance Act”) (or any successor provision thereto), need to be applied to Mizuho Financial Group, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

Mizuho Financial Group shall, as soon as practicable after the Prime Minister of Japan has confirmed that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, deliver a written notice of such event to the senior trustee and to the holders of the senior debt securities. Any failure or delay by Mizuho Financial Group to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement described in the preceding paragraph.

Limited Rights to Set Off by Holders

Subject to applicable law, each holder of the senior debt securities, by acceptance of any interest in the senior debt securities, agrees that, if (a) Mizuho Financial Group shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (act No. 75 0f 2004, as amended), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended), the Companies Act of Japan (Act No. 86 of 2005, as amended) or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging Mizuho Financial Group bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigo sochi) need to be applied to Mizuho Financial Group, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by Mizuho Financial Group arising under, or in connection with, the senior debt securities or the senior indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the senior indenture relating to Mizuho Financial Group’s ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of its properties or assets to any person or persons as described in “—Covenants—Consolidation, Merger, Sale or Conveyance”, each holder of the senior debt securities and the senior trustee acknowledge, accept, consent and agree to any transfer of Mizuho Financial Group’s assets (including shares of subsidiaries of Mizuho Financial Group) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of Mizuho Financial Group’s assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of its properties or assets for the purpose of such requirements.

Discharge

Unless otherwise set forth in a supplemental indenture, Mizuho Financial Group may discharge all of its obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture after Mizuho Financial Group has, among other things:

(i)	paid or caused to be paid the principal of and interest on all of the outstanding debt securities or such series outstanding under the relevant indenture in accordance with their terms;

(ii)	delivered to the paying agent or registrar, as applicable, for cancellation all of such outstanding debt securities or such series; or

(iii)

in the case of subordinated debt securities, all securities of a series outstanding under the subordinated indenture shall have been cancelled in connection with a write-down pursuant to write-down provisions set forth in the subordinated indenture.

Modification of the Indenture

In the case of subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any senior indebtedness (as such term is defined with respect to the relevant series of subordinated debt securities) shall be made to the subordination provision contained in the relevant subordinated indenture. No such amendment shall in any event be effective against such creditor.

Modification without Consent of Holders. Mizuho Financial Group and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

(i)	evidence the assumption by a successor corporation of Mizuho Financial Group’s obligations under the indenture;

(ii)	add covenants for the protection of the holders of debt securities;

(iii)	cure any ambiguity or correct any inconsistency;

(iv)

add to, change or eliminate any of the provisions of the indenture (provided that such addition, change or elimination shall not adversely affect the interests of the holders of any outstanding series of debt securities in any material respect);

(v)	establish the forms or terms of the debt securities of any series;

(vi)	evidence the acceptance of appointment by a successor trustee; or

(vii)

in the case of subordinated debt securities, allow for the possibility of repayment of principal and interest that is written down pursuant to any write-down, bail-in or other provisions applicable to a particular series of subordinated debt securities, to the extent that Mizuho Financial Group considers that it has become permissible to do so under relevant laws and regulations applicable at the time of modification.

Modification with Consent of Holders. Mizuho Financial Group and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indentures or modify in any manner the rights of the holders of debt securities issued under each indenture; provided, however, that Mizuho Financial Group and the trustee may not make any of the following changes to the terms of the debt securities, without the consent of each holder that would be affected by the change:

(i)	extend the final maturity of any debt securities of any series or of any installment of principal of any such debt securities;

(ii)	reduce the principal amount;

(iii)	reduce the rate or extend the time of payment of interest;

(iv)	reduce any amount payable on redemption;

(v)	change the currency or other terms in or under which the principal, including any amount of original issue discount, premium, or interest on any debt securities of any series is payable;

(vi)	change any of Mizuho Financial Group’s obligations to pay any additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted (if any);

(vii)	impair the right to receive payment of the principal of and interest on any debt securities on or after the respective due dates expressed in such debt securities;

(viii)	impair the right to institute suit for the enforcement of any payment on any debt securities when or after due;

(ix)	reduce the percentage of any of the debt securities of any particular series, the consent of whose holders is required for modification of the indenture; or

(x)

in the case of subordinated debt securities, modify or amend any provisions relating to the agreement to subordinate and terms of subordination of the subordinated debt securities of any particular series pursuant to the subordinated indenture.

Concerning the Trustee

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures provide or, if applicable, will provide that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities) or an event of acceleration with respect to a series of subordinated debt securities (in the case of the subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default or event of acceleration, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures contain or, if applicable, will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the senior indenture while also serving as trustee under the subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures provide or, if applicable, will provide that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures provide or, if applicable, will provide that the trustee with respect to a series of debt securities may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures require or, if applicable, will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation organized and doing business under the laws of the United States or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The indentures provide or, if applicable, will provide that all monies paid by Mizuho Financial Group to the trustee or paying agent for a particular series of debt securities for payment of principal or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to Mizuho Financial Group and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter look only to Mizuho Financial Group for any payment which such holder may be entitled to collect.

New York Law to Govern

The indentures and the debt securities are or, if applicable, will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the indentures, Mizuho Financial Group irrevocably designates Mizuho Bank, Ltd. as its authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the County of New York, and Mizuho Financial Group irrevocably submits to the jurisdiction of those courts.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the debt securities represented by the Global Notes (as defined below) will be payable in U.S. dollars, unless the applicable prospectus supplement or free writing prospectus will specify otherwise. Subject to the terms of the relevant indenture, the paying agent will hold all sums received by it for the payment of the principal and interest on the debt securities in trust for the benefit of the holders. Mizuho Financial Group will cause the paying agent to pay such amounts received by it, on the dates payment is to be made, directly to The Depository Trust Company (“DTC”).

Book-Entry; Delivery and Form

DTC

The debt securities will initially be issued to investors only in book-entry form. Each series of debt securities will initially be in the form of one or more fully registered global notes (the “Global Notes”). The Global Notes will be issued and registered in the name of Cede & Co., acting as nominee for DTC, which will act as securities depositary for the debt securities. The Global Notes will initially be deposited with The Bank of New York Mellon, acting as custodian for DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”), or persons who hold interests through participants (including Euroclear and Clearstream). Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Unless and until debt securities in certificated form are issued, the only registered holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary.

Investors may hold their interests in a Global Note directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system, including Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through DTC. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Euroclear, Clearstream and their participants.

DTC advises that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a

“clearing corporation” within the meaning of the New York Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear

Euroclear holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in the Euroclear system may hold and transfer book-entry interests in the debt securities through accounts with a participant in the Euroclear system or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Investors electing to acquire, hold or transfer debt securities through an account with Euroclear or some other securities intermediary must follow the settlement procedures of such intermediary with respect to the settlement of secondary market transactions in debt securities. Euroclear will not monitor or enforce any transfer restrictions with respect to the debt securities. Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with Euroclear or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the individual debt securities.

Euroclear has advised that, under Belgian law, investors that are credited with securities on the records of Euroclear have a co-property right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in debt securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

Distributions with respect to the debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear operator to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters of an offering of debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement or free writing prospectus.

Transfers

Purchases of debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of debt securities, a beneficial owner of an interest in a Global Note, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a Global Note will not receive written confirmation from DTC of their purchases, but they are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which they purchased the debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of interests in a Global Note. Beneficial owners of interests in a Global Note will not receive debt securities in certificated form representing their ownership interests in the debt securities unless use of the book-entry system for the debt securities is discontinued.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the debt securities, cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the clearing system business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the clearing system business day following settlement in DTC.

Limitations on Responsibilities

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a Global Note. DTC’s records reflect only the identity of the DTC participants to whose accounts those debt securities are credited, which may or may not be the beneficial owners of interests in a Global Note. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts those debt securities are credited, which also may or may not be the beneficial owners of interests in a Global Note. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC’s Procedures for Notices, Voting and Payments

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Note for all purposes under the debt securities and the indentures. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures.

Mizuho Financial Group expects that DTC will take any action permitted to be taken by a holder of the debt securities, including the presentation of debt securities for exchange, only at the direction of one or more of its participants to whose account DTC’s interests in the Global Notes are credited and only in respect of that portion of the aggregate, principal amount of debt securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a Global Note will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The paying agent will send or forward any notices in respect of the debt securities held in book-entry form to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to Mizuho Financial Group as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose account the debt securities are credited on the record date.

Payment of principal of and interest on the debt securities held in book-entry form will be made to Cede & Co. or another nominee of DTC by the paying agent in immediately available funds. DTC’s practice is to credit its participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC’s participants and indirect participants to beneficial owners of interests in a Global Note will be governed by standing instructions and customary practices, and will be the responsibility of those participants and indirect participants and not of DTC or Mizuho Financial Group, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal of and interest on the debt securities or other amounts to DTC is the responsibility of Mizuho Financial Group, disbursement of these payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a Global Note is the responsibility of participants and indirect participants.

Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Mizuho Financial Group nor the trustees, the registrar or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Debt Securities

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed within 90 days, or if there shall have occurred and be continuing an event of default with respect to the senior debt securities or an event of acceleration with respect to the subordinated debt securities, Mizuho Financial Group will issue debt securities in certificated form in exchange for the Global Notes. The certificated debt securities delivered in exchange for beneficial interests in any Global Note will be registered in the names requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange shall be made free of charge to the beneficial owners of the Global Notes, except that a person receiving certificated debt securities must bear the cost of insurance, postage, transportation and other related costs in the event that such person does not take delivery of such certificated debt securities at the offices of the paying agent. The debt securities are not issuable in bearer form. Except in the limited circumstances described above, owners of interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form.

Payment of principal and interest in respect of the certificated debt securities shall be payable at the office of agency of Mizuho Financial Group in the City of New York which shall initially be the corporate trust office of the trustees, at 240 Greenwich Street, New York, New York 10286, U.S.A. or at the office of the paying agent (which shall initially be The Bank of New York Mellon), provided that, at the option of Mizuho Financial Group, payment may be made by wire transfer or by mailing checks for such interest payable to or upon the written order of such holders at their last addresses as they appear on the registry books of Mizuho Financial Group (in the case of registered securities) or at such other addresses as may be specified in the written orders of the holders; and provided further that, payments of any interest on certificated debt securities (other than at maturity) may be made by the paying agent, in the case of a registered holder of at least $10,000,000 principal amount of debt securities, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered holder so elects by giving written notice to the paying agent designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the paying agent may accept in its discretion). Unless such designation is revoked, any such designation made by such holder with respect to such debt securities shall remain in effect with respect to any future payments with respect to such debt securities payable to such holder.

If any debt securities are listed on any securities exchange, such debt securities will be subject to any applicable rules of such securities exchange.

Other Procedures

The applicable prospectus supplement for subordinated debt securities may describe procedures for any write-down, write-up, bail-in or other provisions applicable to such subordinated debt securities.

Registration, Transfer and Exchange of Debt Securities

The registrar will maintain a register with respect to the debt securities. The name of the registered holder of each debt security will be recorded in the register. Mizuho Financial Group, the trustees, the registrar and the paying agent may treat the person in whose name any debt security is registered as the absolute owner of the debt security for all purposes and none of them shall be affected by any notice to the contrary.

At the option of the holder, subject to the restrictions contained in the debt security and in the indenture, the debt security may be transferred or exchanged for a like aggregate principal amount of debt securities of different authorized denominations, upon surrender for exchange or registration of transfer, at the registrar’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer or other documentation in a form identified in the indenture. Debt securities issued upon exchange or transfer shall be registered in the name of the holder requesting the exchange or, as the case may be, the designated transferee or transferees and delivered at the registrar’s office, or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees. No service charge, other than any cost of delivery not made by regular mail, shall be imposed for any transfer or exchange of debt securities, but Mizuho Financial Group or the registrar may require payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in connection with any transfer or exchange of debt securities.

Upon the transfer, exchange or replacement of certificated debt securities bearing the legend, the registrar will deliver only certificated debt securities bearing such legend unless Mizuho Financial Group otherwise consents.

Authenticating Agent

The indentures permit or, if applicable, will permit the trustees to appoint an authenticating agent or agents with respect to the debt securities. Such authenticating agent will be authorized to act on behalf of the trustee to authenticate the debt securities and debt securities authenticated by such authenticating agent will be entitled to the benefits of the indenture and valid and obligatory for all purposes as if authenticated by the trustee. The trustee may change the authenticating agent at any time, as more fully described in the indentures.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Certain material consequences under Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If Mizuho Securities USA LLC or any other broker-dealer affiliate of ours participates in the distribution of our securities, such offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

Market-Making Transactions by Affiliates

Mizuho Securities USA LLC or our other affiliates may use this prospectus and the applicable prospectus supplement in market-making transactions involving the debt securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. These affiliates may act as principal or agent in these transactions. These affiliates are not obligated to make a market in any of the debt securities and may discontinue any market-making activities at any time without notice.

The debt securities to be sold in market-making transactions include debt securities to be issued after the date of this prospectus as well as debt securities issued prior to the date of this prospectus.

Information on the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

EXPERTS

The consolidated financial statements of Mizuho Financial Group, Inc. appearing in the annual report of Mizuho Financial Group, Inc. on Form 20-F for the fiscal year ended March 31, 2022, and the effectiveness of the internal control over financial reporting of Mizuho Financial Group, Inc. as of March 31, 2022, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Ernst & Young ShinNihon LLC’s address is 1-1-2 Yurakucho, Chiyoda-ku, Tokyo 100-0006, Japan.

LEGAL MATTERS

The validity of the debt securities with respect to United States federal law and New York State law will be passed upon for us by Simpson Thacher & Bartlett LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

ENFORCEMENT OF CIVIL LIABILITIES

Mizuho Financial Group is a joint stock corporation incorporated with limited liability under the laws of Japan. All of its directors and executive officers are non-residents of the United States. All or a substantial portion of the assets of Mizuho Financial Group and the assets of such non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or those persons or to enforce court judgments predicated upon the civil liability provisions of the U.S. federal or state securities laws against us or those persons in the United States. We have been advised by our Japanese counsel, Nagashima Ohno & Tsunematsu, that there is doubt as to the enforceability in Japan, in original actions or in actions for enforcement of judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Mizuho Bank, Ltd.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

The SEC also maintains an internet site at https://www.sec.gov/ that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “MFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2022, filed on July 1, 2022 (File Number 001-33098);

•	our current report on Form 6-K, dated July 14, 2022, concerning a change of executive officer; and

•	our current report on Form 6-K, dated July 29, 2022, containing our financial condition and results of operations, presented under Japanese GAAP, as of and for the three months ended June 30, 2022.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these documents by writing or telephoning us at:

Mizuho Financial Group, Inc.

1-5-5 Otemachi, Chiyoda-ku

Tokyo 100-8176, Japan

Attention: Investor Relations Department

Telephone: +81-3-5224-2029

Fax: +81-3-5224-1058

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.mizuhogroup.com.